UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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Installed Building Products, Inc.

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INSTALLED BUILDING PRODUCTS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2021

To Our Stockholders

Installed Building Products, Inc. (“IBP” or the “company”) remains committed to supporting its environment, employees, customers, partners, communities, and shareholders. Thankfully, IBP entered 2020, from a position of financial strength supported by an asset light business model, a robust balance sheet, and strong operating cash flow. As a result, IBP was able to remain focused on pursuing its long-term growth strategies and supporting its stakeholders. Throughout 2020, the Board was actively involved and worked with management as the company quickly adapted to respond to the pandemic and its challenges as well as ensure we were doing our part to protect the health and well-being of our employees, customers, and communities.

The broad skills of our Board members range from extensive insulation industry knowledge, law, finance, technology and building materials to international manufacturing, nonprofits and more, enabling us to lead with insight and sustain and grow a company that continues to succeed for investors, employees and customers. Additionally, we are proud to have built a Board that is exemplary of diversity in action, with 37% of our Board representing gender, racial and ethnic diversity.

As we continue to plan for a strong future, we understand the importance of transparency with stockholders and employees, which includes matters of social and environmental responsibility. We know that doing the right thing is a matter of principle, and we consider it a hallmark of IBP that we care deeply about our employees and our communities.

It is of the utmost importance to know that our workers are safe on the job, which is why all of our installers participate in Safety Wanted 365, our continuous training initiative that is focused on creating a safer work environment, both on the job site and on the roads. Our safety-first culture continues to be a vital foundation in our business, as we were well situated to address the COVID-19 pandemic from the beginning and continuing into this year, and the unique requirements to adhere to safety protocols and social distancing requirements within our facilities and on the job sites. IBP employees proved their resourcefulness, resilience and teamwork.

Our commitment to employees and our communities goes well beyond the response to COVID-19. The Installed Building Products Foundation, launched in March of 2019, had another successful year in 2020. Since its inception, the Foundation has committed $672,500 in scholarships to 97 employees and family members to support their educational endeavors. Additionally, over $83,000 has been granted to employees facing financial hardship due to unexpected life events, and, lastly, $1.6 million in grants have been announced to support nonprofits in our communities dedicated to building or renovating homes for those in need.

We also know that being a good corporate citizen doesn’t end there and that it is our responsibility to continue to advocate for responsible energy and material usage. The installation of insulation materials is not only our primary line of business, but it is also the best way to prevent energy waste in most homes and commercial structures. We truly are in the business of energy efficiency solutions. Additionally, the most common type of insulation we install is fiberglass, which is comprised of 40-80% recycled material. We are proud of the work we do in reducing energy usage and materials waste, but we are also cognizant that as a national corporation we embrace the challenge of reducing our carbon footprint. Later this year, we will be issuing our inaugural sustainability report, further highlighting the significance of insulation to a net zero economy, our initial efforts to reduce our own carbon footprint and our sequestration of carbon. We will also detail our initiatives and performance in workplace safety, and diversity, equity and inclusion. As we look to the future, our Board is committed to further developing impactful environmental and sustainability initiatives.

We want to thank you for your continued support, trust, and investment in Installed Building Products. It’s by working together - stockholders, management, Board members, branch employees, and support group members - that we have and fully expect to continue to achieve great results for our company, our employees and their families, our communities, and, of course, you, our stockholders. We will continue to lead by example and we believe we will continue to be an American success story.

Margot L. Carter

Presiding Independent Director

Please refer to our Annual Report on Form 10-K for the year ended December 31, 2020, including the sections captioned “Risk Factors” and “Information Regarding Forward-Looking Statements and Risk Factors Summary” for a description of the risks and uncertainties related to the forward-looking statements included herein. In addition, our business and financial results could be materially and adversely impacted by the Coronavirus pandemic and the uncertainty surrounding it.

INSTALLED BUILDING PRODUCTS, INC.

495 SOUTH HIGH STREET, SUITE 50

COLUMBUS, OHIO 43215

Notice of Annual Meeting of Stockholders

to be held on May 27, 2021

The 2021 Annual Meeting of Stockholders (“Annual Meeting”) of Installed Building Products, Inc. will be held on Thursday, May 27, 2021 at 10:00 a.m. Eastern Time. The Annual Meeting will be conducted virtually by means of a live webcast.

The Annual Meeting is being held for the following purposes:

1.	To elect Margot L. Carter, David R. Meuse and Michael H. Thomas as directors to serve for three-year terms;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021;

3.	To approve, on an advisory basis, the compensation of our named executive officers; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 1, 2021 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting.

On or about April 16, 2021, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record as of the record date. The notice contains instructions on how you can obtain internet access to our Proxy Statement and our Annual Report, which includes our Annual Report on Form 10-K for the 2020 fiscal year. The notice also contains instructions on how you can request a paper copy of the proxy materials, including a form of proxy.

By Order of the Board of Directors

Shelley A. McBride

General Counsel and Secretary

Columbus, Ohio

April 16, 2021

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as early as possible to ensure your representation at the Annual Meeting. In order to vote, you must have the Control Number included on your Notice, your proxy card (if you received a printed copy of the proxy materials) or your Annual Meeting registration confirmation if you are a beneficial owner.

You may vote in any of the following ways:

Online. You may vote at www.envisionreports.com/IBP, 24 hours a day, seven days a week. Votes must be received no later than the closing of the polls at the Annual Meeting.

By Telephone. You may vote by calling 1-800-652-8683, 24 hours a day, seven days a week. Votes must be received no later than the closing of the polls at the Annual Meeting.

By Mail. If you received printed proxy materials, you may vote by completing, signing and dating each proxy card and returning it in the prepaid envelope to Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY 40202. Sign your name exactly as it appears on your proxy card. Proxy cards must be received no later than the closing of the polls on May 27, 2021.

At the Annual Meeting. Instructions on how to vote during the Annual Meeting are posted at www.meetingcenter.io/269787416. Votes must be received no later than the closing of the polls.

Installed Building Products, Inc.

i  |  2021 Proxy Statement

INSTALLED BUILDING PRODUCTS, INC.

495 SOUTH HIGH STREET, SUITE 50

COLUMBUS, OHIO 43215

(614) 221-3399

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

The 2021 Annual Meeting of Stockholders of Installed Building Products, Inc. (“Annual Meeting”) will be held on Thursday, May 27, 2021 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting hosted by means of a live webcast. This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors (sometimes referred to as the “Board”) for use at the Annual Meeting and any adjournment of the meeting.

The items of business to be considered at the Annual Meeting are:

1.	To elect Margot L. Carter, David R. Meuse and Michael H. Thomas as directors to serve for three-year terms;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021;

3.	To approve, on an advisory basis, the compensation of our named executive officers; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Following the meeting, we will respond to questions from our stockholders.

We intend to mail our Notice of Internet Availability of Proxy Materials (“Notice”) on or about April 16, 2021. Our Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available free of charge at www.edocumentview.com/IBP.

All references in this Proxy Statement to “we,” “us,” “our” or the “Company” refer to Installed Building Products, Inc.

All references in this Proxy Statement to our “Annual Report” refer to our 2020 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

2021 Proxy Statement  |  1

Frequently Asked Questions

FREQUENTLY ASKED QUESTIONS

Several of the questions and answers below refer to “stockholders of record” or “beneficial owners.” If your shares were registered directly in your name on the books of our transfer agent on the record date, then you are a “stockholder of record”. If your shares were held in an account at a brokerage firm, bank or other nominee on the record date, then you are a “beneficial owner”.

Q:	Can I attend the Annual Meeting in person?

A:

We are hosting the Annual Meeting virtually by means of a live webcast. You will not be able to attend the meeting in person. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting. You may participate in the Annual Meeting in the following ways:

Stockholders of Record. You can listen to the Annual Meeting, submit questions and vote by going to www.meetingcenter.io/269787416 and clicking on “I have a Control Number.”

Beneficial Owners. You may participate in the Annual Meeting in one of two ways:

•

If you wish to submit questions or vote during the Annual Meeting (rather than instructing your brokerage firm, bank or other nominee how to vote your shares), you must register in advance. See “How do I register to attend the Annual Meeting?” below. When you receive your registration confirmation, you can listen to the Annual Meeting, submit questions and vote by going to www.meetingcenter.io/269787416 and clicking on “I have a Control Number.”

•	If you wish to listen to the Annual Meeting, but do not wish to submit questions or vote during the Annual Meeting, you may go to www.meetingcenter.io/269787416 and click on “I am a guest.”

We encourage you to access the meeting website prior to the start time to allow ample time for check in. The password for the meeting is IBP2021.

Q:	How do I register to attend the Annual Meeting?

A:	Stockholders of Record. You do not need to register. Follow the instructions on your Notice or proxy card. See “Can I attend the Annual Meeting in person?” above.

Beneficial Owners. If you wish to submit questions or vote during the Annual Meeting (rather than directing your brokerage firm, bank or other nominee how to vote your shares), you must register in advance. If you only want to listen to the Annual Meeting, then you do not need to register. See “Can I attend the Annual Meeting in person?” above.

If you wish to register to attend the Annual Meeting, you must provide our transfer agent, Computershare Trust Company, N.A. (“Computershare”) with your name, email address and a copy of a legal proxy from your brokerage firm, bank or other nominee reflecting your beneficial stock ownership in the Company. Registration requests must be in writing and (i) be mailed to Computershare Investor Services, Installed Building Products, Inc. – Legal Proxy, 462 South 4th Street, Suite 1600, Louisville, KY 40202, or (ii) forward a copy of the email from your broker granting you a legal proxy or forward an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 17, 2021. You will receive an email from Computershare acknowledging your registration and providing you with a Control Number.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Only holders of record of our common stock at the close of business on April 1, 2021, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on at the Annual Meeting.

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Frequently Asked Questions

A list of our stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during ordinary business hours at our principal executive offices at 495 S. High Street, Suite 50, Columbus, Ohio 43215 for a period of ten days prior to the Annual Meeting. During the Annual Meeting, the list will be posted at www.meetingcenter.io/269787416.

Q:	How do I vote?

A.	Stockholders of Record. You may vote in any of the following ways:

Online. You may vote at www.envisionreports.com/IBP, 24 hours a day, seven days a week. Votes must be received no later than the closing of the polls at the Annual Meeting.

By Telephone. You may vote by calling 1-800-652-8683, 24 hours a day, seven days a week. You will need the Control Number included on your Notice or printed proxy card. Votes must be received no later than the closing of the polls at the Annual Meeting.

By Mail. If you received printed proxy materials, you may vote by completing, signing and dating each proxy card and returning it in the prepaid envelope to Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY 40202. Sign your name exactly as it appears on the proxy card. Proxy cards must be received no later than the closing of the polls on May 27, 2021.

At the Annual Meeting. Instructions on how to vote during the Annual Meeting are posted at www.meetingcenter.io/269787416. Votes must be received no later than the closing of the polls.

Voting online, by telephone or at the Annual Meeting authorizes the persons named as proxies to vote as you direct in the same manner as if you had completed, signed, dated and returned a proxy card. If you vote online or by telephone, or plan to vote during the Annual Meeting webcast, do not return your proxy card(s).

Beneficial Owners. If you are a beneficial owner, the organization holding your account is the stockholder of record for purposes of attending and voting at the Annual Meeting; however, you have the right to direct that organization how to vote the shares in your account by following the instructions provided by the organization. Alternatively, you may vote your shares directly at the Annual Meeting by obtaining a legal proxy from your brokerage firm, bank or other nominee and registering in advance to attend the Annual Meeting. See “How do I register to attend the Annual Meeting?” above. When you receive your registration confirmation, you may vote in any of the ways in which a stockholder of record may vote described above (except by mail).

The availability of online and telephone voting will depend on the voting procedures established by your broker, bank or other nominee. If you do not provide voting instructions to the organization holding your account, the organization may nevertheless be able to vote your shares on some, but not all, of the proposals presented at the Annual Meeting. See “What happens if I do not vote my shares?” below.

Q:	What if I received more than one proxy card or Notice?

A:

If you received more than one proxy card or Notice, your shares are registered in more than one name or are registered in multiple accounts. To make certain all of your shares are voted, please complete, sign, date and return each proxy card, or if you vote online, by telephone or at the Annual Meeting, vote once for each Notice you received.

Q:	Can I revoke my proxy or change my vote?

A:	Stockholders of Record. You may revoke your proxy or change your vote at any time before the closing of the polls at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;
•	submitting a later-dated vote online or by telephone — only your latest vote will be counted;
•	participating in the Annual Meeting and voting during the meeting; or

2021 Proxy Statement  |  3

Frequently Asked Questions

•

delivering a written revocation to our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, which must be received no later than May 26, 2021.

If you attend the Annual Meeting without voting during the meeting, it will not cause a previously submitted vote to be revoked unless you specifically request that your prior proxy be revoked.

Beneficial Owners. You should contact the broker, bank or other nominee holding your shares to obtain instructions for revoking or changing your vote. If you registered in advance to attend the Annual Meeting, you may change your vote by submitting a later-dated vote online, by telephone or by voting during the meeting.

Q:	What if I do not vote?

A.

Stockholders of Record. If you do not vote by proxy card, online, telephone or during the Annual Meeting webcast, your shares will not be voted. If you submit a proxy but fail to provide voting instructions, your proxy will be voted in the manner recommended by the Board of Directors.

Beneficial Owners. If you do not provide your broker, bank or other nominee with voting instructions, the organization may nevertheless vote your shares on certain routine, or “discretionary,” matters. The ratification of the appointment of our independent registered public accounting firm is currently considered a discretionary matter. On this proposal, the organization holding your account may either vote your shares in the absence of your instructions or may choose not to vote your shares. The remaining proposals are not considered discretionary and cannot be voted without your instructions. When a broker, bank or other nominee is not able to vote shares for this reason, it is called a “broker non-vote.” In the case of a broker non-vote, your shares will not have any effect on the outcome of the proposal. If you registered in advance to attend the Annual Meeting but do not vote your shares online, by telephone or during the Annual Meeting, your shares will not be voted.

Q:	How many shares must be present in order to conduct business at the Annual Meeting?

A:

In order to carry out the business of the Annual Meeting, a minimum number of shares, or quorum, must be present. A quorum is present if holders of at least a majority of the outstanding shares of our common stock entitled to vote are present or represented by proxy at the Annual Meeting. On the record date, we had 29,688,883 shares of common stock outstanding and entitled to vote, meaning that at least 14,844,442 shares must be present or represented by proxy to have a quorum. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present.

If you are a stockholder of record and you submit a proxy, your shares will be counted to determine the presence of a quorum, even if you abstain from voting or fail to provide voting instructions. If you are a beneficial owner and you do not provide your broker, bank or other nominee with voting instructions, your shares will be counted for purposes of determining the presence of a quorum if the institution submits a proxy, even if your shares are not voted. If you obtain a legal proxy from your broker, bank or other nominee and you fail to vote your shares, your shares will not be counted for purposes of determining a quorum.

Q:	How many votes are required to approve each proposal?

A.	Proposal	Required Vote
	Proposal 1 – To elect Margot L. Carter, David R. Meuse and Michael H. Thomas as directors to serve for three-year terms	Majority of the votes cast at the Annual Meeting
	Proposal 2 – To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote
	Proposal 3 – To approve, on an advisory basis, the compensation of our named executive officers	Majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote

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Frequently Asked Questions

Q:	Where can I find the voting results?

A:

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

Q:	Why did I receive a Notice regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

A:

We are making our proxy materials available to our stockholders electronically by mailing the Notice to our stockholders instead of mailing a full set of proxy materials. The Notice contains instructions on how you may access an electronic copy of our proxy materials or request a paper copy of the proxy materials. We believe this process allows us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Q:	Who is conducting this proxy solicitation?

A:

Our Board of Directors is soliciting your vote for the proposals being submitted at the Annual Meeting. Solicitation is being made by mail or internet but could also be made by our directors, officers and select other employees telephonically, electronically or by other means of communication. The Company will bear the cost of soliciting proxies. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but we may reimburse them for their out-of-pocket expenses incurred in connection with the solicitation. We are requesting brokers, banks and other nominees to forward our proxy materials to beneficial owners and will reimburse them for their reasonable out-of-pocket expenses.

2021 Proxy Statement  |  5

Proposal 1 – Election of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

Overview of the Board of Directors

Our directors are divided into three classes, with one class of directors elected annually for three-year terms. Our directors are classified into the following three classes:

Class I Directors	Michael T. Miller Vikas Verma

Class II Directors	Margot L. Carter David R. Meuse Michael H. Thomas

Class III Directors	Jeffrey W. Edwards Lawrence A. Hilsheimer Janet E. Jackson

Director Nominees

Director nominees are expected to demonstrate leadership and to possess outstanding integrity, values and judgment. Our nominees have a blend of historical and new perspectives about our Company. Our Nominating and Corporate Governance Committee and our Board of Directors have determined that each of our director nominees possesses the right skills, experience and perspectives, collectively with other directors, to comprise a well-rounded, highly effective Board of Directors, and have determined that the nominees add to the overall diversity of the Board by bringing a wide range of experiences.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated and is submitting to a vote of our stockholders a proposal to elect Margot L. Carter, David R. Meuse and Michael H. Thomas as Class II directors to serve for three-year terms. Each nominee who is elected will serve in office until the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Each nominee is an incumbent. In making its recommendation, the Nominating and Corporate Governance Committee considered the experience, qualifications, attributes and skills of each nominee, as well as the nominee’s individual contributions to the Board. See “Corporate Governance – Director Qualification and Board Diversity.”

Based on the nominees’ credentials, experience, attributes and skills outlined below under the caption “Information Regarding the Director Nominees and Directors Continuing in Office,” the Board of Directors has determined that each nominee can make a significant contribution to the Board and should serve as a director of the Company. Each nominee has accepted the nomination and has agreed to serve if elected. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will use their discretion to vote for the election of the remaining nominees and for the election of any substitute nominee nominated and recommended by the Board.

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Proposal 1 – Election of Directors

Information Regarding the Director Nominees and Directors Continuing in Office

The following biographical information regarding each director nominee and director continuing in office is as of April 16, 2021. In addition to age and tenure as a director, it includes information about each individual’s principal occupation, professional experience including public company directorships during the past five years, educational background and certain other experience, attributes, qualifications and skills.

Director Nominees

Class II Directors – Terms Expire in 2021

Margot L. Carter Age 53 Independent Director since 2014 Presiding Independent Director since 2015

Occupation

President and Founder, Living Mountain Capital L.L.C., a business advisory consulting firm (1998–present)

Education

B.A. in Economics and History, Binghamton University and J.D., Fordham University School of Law

Experience

•	Executive Vice President, Chief Legal Officer and Secretary, RealPage, Inc., a leading global software and data analytics company for the real estate industry
•	Executive Vice President and General Counsel, The Princeton Review, Inc.
•	Executive Vice President, General Counsel and Managing Director, Soundview Technology Group, Inc.
•	Assistant General Counsel, Cantor Fitzgerald and eSpeed, Inc.

Other Board Service

•	Eagle Materials, Inc. (2017-present), a publicly traded leading provider of building materials, member of corporate governance and nominating and compensation committees. Served on audit committee 2017-2019
•	Interior Logic Group Holdings, Inc. (2017-2021), a leading provider of technology-enabled sales, marketing, design and interior finish solutions, member of all board committees through the IPO filing and sale to Blackstone

Qualifications

Ms. Carter’s experience as a business builder in the technology, real estate and construction industries and experience in global business strategy, development, acquisitions and corporate governance, both as a C-Suite executive, general counsel and board member of global public and private companies, make her a valued member of the Board.

David R. Meuse Age 75 Independent Director since 2020

Occupation

Senior Advisor of Stonehenge Partners, Inc., a privately held provider of financial and advisory resources (2018–present)

Education

B.A. in Political Science and Philosophy, John Carroll University; attended Cleveland Marshall College of Law and Securities Industry Institute, Wharton School of Business

Experience

•	Principal of Stonehenge Partners, Inc. (1999-July 2018)
•	Chairman and Chief Executive Officer, Banc One Capital Holdings Corporation, a holding company for the investment banking, merchant banking, securities brokerage, investment advisory and insurance activities of Bank One Corporation
•	Chairman and Chief Executive Officer, Meuse, Rinker, Chapman, Endres & Brooks, a regional investment banking firm
•	Chairman of Diamond Hill Investment Group, Inc., a publicly traded company providing investment advisory and fund administration services

Other Board Service

•	State Auto Financial Corporation (2006-present), a publicly traded casualty insurance holding company engaged in writing personal and business insurance, lead director (May 2015-present) and member of audit, independent and investment and finance committees
•	Service on non-profit boards, including REV Ventures and The Columbus Foundation

Qualifications

Mr. Meuse’s experience as a senior executive and as a director of publicly traded companies, along with his expertise in investments, investment management and financial market matters make him a valued member of the Board.

2021 Proxy Statement  |  7

Proposal 1 – Election of Directors

Director Nominees (Continued)

Class II Directors – Terms Expire in 2021

Michael H. Thomas Age 71 Independent Director since 2014

Occupation

Former partner, Stonehenge Partners, Inc., a private mezzanine and equity investment firm, where he provided counsel in investment origination, portfolio asset management and disposition of investments (1999–2014)

Education

B.A. in Business Administration, University of Notre Dame

Experience

•	Executive Vice President and Treasurer, JMAC, Inc., the holding and investment company of the McConnell family of Worthington, Ohio, where he directed investments in the financial services, publishing, health care, real estate and manufacturing sectors and was responsible for the McConnell family’s financial, estate and income tax planning
•	Manager of Ernst & Young LLP Columbus, Ohio tax practice

Other Board Service

•	Served as a director of the Company’s predecessor from 2004 to 2011

Qualifications

Mr. Thomas’ significant business and investment experience, knowledge of our business and accounting background make him a valued member of the Board.

Continuing Directors

Class III Directors – Terms Expire in 2022

Jeffrey W. Edwards Age 57 Chairman since 1999

Occupation

Our President (since 2011), Chief Executive Officer (since 2004) and Chairman (since 1999)

Education

B.S. in Marketing, Miami University

Experience

•	Officer and strategist for several family-owned companies across a variety of industries, including multi-family and student housing development and management, industrial tool distribution, wholesale building supply, homebuilding, real estate development and real estate brokerage
•	Commercial real estate development throughout the U.S.

Other Board Service

•	Columbus Museum of Art
•	The Salvation Army, Emeritus Board Member
•	The Policy Advisory Board of Harvard University’s Joint Center for Housing Studies
•	The Columbus Foundation, governing committee

Qualifications

Mr. Edwards’ leadership, executive, managerial and business experience, along with his more than 30 years of experience in the industry make him a valued member of the Board.

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Proposal 1 – Election of Directors

Class III Directors – Terms Expire in 2022 (Continued)

Lawrence A. Hilsheimer Age 63 Independent Director since 2014

Occupation

Executive Vice President and Chief Financial Officer, Greif, Inc., a publicly traded global leader in industrial packing products and services (2014–present)

Education

B.A. in Business Administration, Fisher College of Business, The Ohio State University and J.D., Capital University Law School

Experience

•	Executive Vice President and Chief Financial Officer, The Scotts Miracle-Gro Company, a publicly traded manufacturer of branded consumer lawn and garden products (2013–2014)
•	Executive Vice President and Chief Financial Officer, Nationwide Mutual Insurance Company, a provider of property and casualty insurance and financial services, President and Chief Operating Officer of multiple business units, including Nationwide Direct and Customer Solutions and Nationwide Retirement Plans
•	Vice Chairman and Regional Managing Partner, Deloitte & Touche USA, LLP

Other Board Service

•	Root, Inc., the publicly traded parent of Root Insurance Company (2015-present), Chair of audit committee and member of investment committee
•	Battelle for Kids (2012–2018), member of finance committee
•	The Ohio State University Board of Trustees, member of audit and compliance committee (2012–2018) and finance committee (2018–2019)

Qualifications

Mr. Hilsheimer’s broad business background and corporate finance and public accounting experience, including as a chief financial officer with responsibility and accountability for all corporate and operating finance functions, make him a valued member of the Board.

Janet E. Jackson Age 68 Independent Director since 2014

Occupation

Former President and Chief Executive Officer, United Way of Central Ohio, a nonprofit organization and one of the largest United Way affiliates in the U.S. (2003–November 2017)

Education

B.A. in History, Wittenberg University and J.D., National Law Center at The George Washington University

Experience

•	Columbus City Attorney, Columbus, Ohio
•	Franklin County Municipal Court Judge
•	First woman and first African American to hold her position at United Way and to be elected as Columbus City Attorney, and the first African American female judge in Franklin County, Ohio

Other Board Service

•	Wittenberg University, member of nominating and governance committee
•	United Way Retirees Association

Qualifications

Ms. Jackson’s significant leadership and nonprofit organization experience, as well as extensive strategy and legal background, make her a valued member of the Board.

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Proposal 1 – Election of Directors

Continuing Directors

Class I Directors – Terms Expire in 2023

Michael T. Miller Age 56 Director since 2004

Occupation

Our Executive Vice President – Finance (since 2000) and Chief Financial Officer (since 2013)

Education

B.A. in Economics and German, Wake Forest University

Experience

•	Senior Vice President/Managing Director, Corporate Investment Banking, Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company
•	Various positions with Deutsche Bank, Canadian Imperial Bank of Commerce and First Union National Bank, Charlotte, North Carolina

Other Board Service

•	BMC Stock Holdings, Inc. (2014 - January 2021), a publicly traded leader in diversified building products, member of audit committee
•	Dana Kepner Company, LLC (February 2021-present), a distributor of waterworks infrastructure
•	Jacob’s Pillow (December 2020 - present), a nonprofit organization devoted to dance creation, presentation, education and preservation, member of finance and philanthropy committees

Qualifications

Mr. Miller’s extensive experience in the building products industry, background in finance and knowledge of financial reporting make him a valued member of the Board.

Vikas Verma Age 68 Director since 2017

Occupation

Our President of Commercial Development (since January 2019)

Education

B.A. in Engineering and Associate’s Degree in International Marketing and Marketing Management, University of Bombay

Experience

•	Founder and former Chief Executive Officer (1982–February 2020) and President (1982–2012) of our subsidiaries Trilok Industries, Inc., Alpha Insulation & Water Proofing Company and Alpha Insulation & Water Proofing, Inc. (the “Alpha companies”), installers of commercial waterproofing, insulation, fireproofing and fire stopping
•	President of Alamo Insulation Co., a residential insulation company
•	Advisory Board Positions at Owens Corning, Johns-Manville Corporation and Synovus (previously Charter Bank)

Other Board Service

•	National Association of Minority Contractors
•	Cobb Boys & Girls Club of America

Qualifications

Mr. Verma’s more than 38 years of experience in commercial and specialty construction make him a valued member of the Board.

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Proposal 1 – Election of Directors

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the total votes cast at the Annual Meeting is required to approve the election of each nominee as a director, which means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” the director. “ABSTAIN” votes and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST.”

Any incumbent director who fails to receive a majority of votes cast is required to promptly tender his or her resignation to the Board, which will become effective only upon its acceptance by the Board. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation, and the Board will act upon such resignation and publicly disclose its decision within 90 days from the date of the certification of the election results.

Unless otherwise instructed, the persons named as proxies will vote “FOR” each nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MARGOT L. CARTER, DAVID R. MEUSE AND MICHAEL H. THOMAS AS DIRECTORS, EACH TO SERVE A THREE-YEAR TERM.

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Corporate Governance

CORPORATE GOVERNANCE

Structure and Responsibilities of the Board

Our business and affairs are managed under the direction of our Board of Directors. Although the Board does not have responsibility for the day-to-day management of the Company, our directors stay informed about the Company’s business through regular meetings and interactions with management. The Board’s responsibilities include oversight of:

•	Company performance and business strategies
•	Compliance with legal and regulatory requirements
•	Integrity of the Company’s financial statements
•	Practices for identifying, managing and mitigating key enterprise risks
•	Management’s performance and succession planning
•	Executive and director compensation
•	Human capital management
•	Corporate governance matters, including social responsibility

Our Bylaws provide that the number of directors constituting the Board is fixed from time to time by a majority vote of the directors then in office. No decrease in the authorized number of directors will result in the removal of an incumbent director until that director’s term of office expires. Vacancies may be filled by the Board. Our Board of Directors has fixed the number of directors at eight.

Our Second Amended and Restated Certificate of Incorporation provides that our directors are divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III, with one class of directors elected annually for three-year terms. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Only one class of directors is elected at each annual meeting of stockholders, with the other classes of directors continuing to serve for the remainder of their respective terms.

Director Qualification and Board Diversity

Our Nominating and Corporate Governance Committee is responsible for annually reviewing and evaluating the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of both new candidates and current directors for director positions, the Nominating and Corporate Governance Committee, in recommending candidates, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, consider whether there are evolving needs of the Board that may require expertise in a particular field. The entirety of each candidate’s credentials is evaluated, with no specific eligibility requirements or minimum qualifications.

The Nominating and Corporate Governance Committee and the Board consider numerous factors, including those set forth in the “skills matrix” below. The skills matrix helps the Nominating and Corporate Governance Committee and the Board determine whether a candidate or a Board member possesses one or more of the skill sets and attributes set forth in the matrix that may qualify him or her for service on the Board or a particular committee. Directors may possess valuable skills and qualifications that are not reflected in the matrix.

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Corporate Governance

Skills	Directors
Industry Knowledge
• Housing	6

• Construction	5

Financial Skills
• Public Company Financial Reporting	5

• Capital Structure Experience	5

• M&A Transactions	7

• Risk Management	5

Experience
• Public Board	8

• Audit Committee	5

• Compensation Committee	5

• Corporate Governance / Nominating Committee	5

• Executive Leadership	8

• Strategic / Operational	7

• Human Capital Management	6

• IT / Technology / Cybersecurity	3

• ESG	3

The Nominating and Corporate Governance Committee and the Board also consider whether a director candidate meets applicable criteria for independence and whether the individual will enhance the diversity of views and experiences available to the Board in its deliberations. If the nominee is a current director, the Nominating and Corporate Governance Committee also considers the director’s individual contributions to the Board, the director’s ability to work collaboratively with other directors and the effectiveness of the Board as a whole. The Nominating and Corporate Governance Committee and the Board do not assign specific weight to any particular factor, and depending on the current needs of the Board, may weigh a factor or factors more or less heavily.

Although the Nominating and Corporate Governance Committee and the Board do not have a written diversity policy, the Board, as a group, is expected to represent a broad diversity of backgrounds and experience in business matters, and our current Board is comprised of 37% women and minorities. The Nominating and Corporate Governance Committee believes that the collective experience of our directors, covering a wide range of backgrounds, skills, geographies, industries, ages, gender, race and ethnicity serves to make the Board balanced and well diversified.

In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee may rely on recommendations from directors, stockholders, management and others. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by stockholders and those recommended by other sources and evaluates candidates recommended by stockholders on a substantially similar basis as it considers other nominees.

Stockholders desiring to recommend or nominate a director candidate must comply with certain procedures. If you desire to nominate a director candidate for the 2022 Annual Meeting of Stockholders, you must comply with the procedures for nomination set forth in the section entitled “Stockholder Proposals for the 2022 Annual Meeting.” Stockholders may recommend a director candidate for consideration at any time by giving written notice of the recommendation to our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215. The recommendation must include the candidate’s name, age, business address,

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Corporate Governance

residence address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. The Nominating and Corporate Governance Committee may require additional information before considering the candidate. A written consent from the candidate consenting to serve as a director, if elected, must accompany the recommendation. These procedural requirements are intended to ensure that the Nominating and Corporate Governance Committee has sufficient time and a basis upon which to assess potential director candidates and are not intended to discourage or interfere with stockholder nominations.

Director Independence

Based upon information provided by each director concerning his or her background, education, employment, experience and affiliations, our Nominating and Corporate Governance Committee and Board of Directors have determined that Mmes. Carter and Jackson and Messrs. Hilsheimer, Meuse, Schottenstein and Thomas have no material relationship with the Company or its subsidiaries, either directly or indirectly, that would interfere with the exercise of their independent judgment, and that each qualifies as an “independent director” as defined in the rules of the New York Stock Exchange (“NYSE”) and the rules promulgated by the SEC. Mr. Schottenstein resigned from the Board effective March 18, 2020.

When determining whether a director qualifies as independent, the Board broadly considers all relevant facts and circumstances to determine whether the director has any material relationship with the Company, either directly or indirectly, that would interfere with the exercise of independent judgment. In the course of determining the independence of Mr. Schottenstein, the Board considered that Mr. Schottenstein is the Chief Executive Officer of M/I Homes, Inc., a homebuilder with which we conduct transactions in the ordinary course of business. Based on the aggregate annual value of these transactions (less than 1% of the annual revenues of each of the Company and M/I Homes, Inc.) and the nature of the transactions (the sale and installation of building products in new residential housing in the ordinary course of business of both companies), the Board did not believe that this relationship impaired the independence of Mr. Schottenstein or that Mr. Schottenstein had any material interest in any transaction between the Company and M/I Homes, Inc. Mr. Schottenstein resigned from the Board in March 2020. In the course of determining the independence of Mr. Meuse, the Board considered that Mr. Meuse’s son is an employee of Blackrock, Inc., which holds more than 10% of our common stock. Based on the fact that Mr. Meuse’s son is not an executive officer, director or control person of Blackrock, Inc., the Board does not believe that this relationship impairs the independence of Mr. Meuse. Upon careful consideration, the Board of Directors has determined that our Board is comprised of a majority of independent directors, and that each Board committee is comprised entirely of independent directors. There are no family relationships among any of our executive officers or any of our directors.

Board Leadership Structure

Mr. Edwards serves as our President, Chief Executive Officer and Chairman. The Board regularly evaluates its governance structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman and Chief Executive Officer. This approach allows the Board to exercise its business judgment in determining the most appropriate leadership structure in light of the prevailing facts and circumstances facing the Company, including the composition and tenure of the Board, the tenure of the Chief Executive Officer, the strength of the Company’s management team, the Company’s recent financial performance, the Company’s strategic plan and the industry environment, among other factors. The positions of Chairman and Chief Executive Officer have historically been combined at our Company.

We believe that a combined Chairman and Chief Executive Officer role helps provide strong and consistent leadership for our management team and Board of Directors. In reviewing our leadership structure, the Board has considered that Mr. Edwards:

•	has extensive experience in our industry;
•	demonstrates the leadership and vision necessary to lead the Board and our Company in challenging industry environments;
•	exercises leadership that has generated strong operational performance;

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Corporate Governance

•	is viewed by our customers, stockholders, suppliers and other business partners as a leader in our industry; and
•	has a strong working relationship with the Board.

Based on the demonstrated success of our structure to date, both in terms of the functioning of the Board and the growth and performance of the Company, and the continued benefits of retaining Mr. Edwards’ strategic perspective in the position of Chairman, the Board believes that having a combined position is the appropriate leadership structure for the Company at this time.

To support our leadership structure, we have established a Presiding Independent Director position. Our Presiding Independent Director is elected annually. Ms. Carter, a director since 2014, currently serves as our Presiding Independent Director. Ms. Carter works with management to determine information to be provided to the Board, chairs regular executive sessions of the independent directors and serves as liaison between management and the Board, as well as among independent directors. She regularly attends the meetings of the Board committees.

The Board believes that having a combined Chief Executive Officer and Chairman position, together with a Presiding Independent Director and a Board comprised of a majority of independent directors, provides the best leadership structure for our Company at the present time, but retains the authority to modify the structure.

Executive Sessions of the Board

The Board holds regularly scheduled executive sessions in which the independent directors meet without the presence of management. These meetings allow the independent directors to discuss the business and affairs of the Company, as well as matters concerning management, without any member of management present. At these meetings, Ms. Carter serves as the Presiding Independent Director who chairs the meetings and acts as liaison among the independent directors and the other Board members and management. As part of the executive sessions, the independent directors may meet with our Chief Executive Officer, our management team members and representatives of our independent registered public accounting firm as they deem necessary or appropriate.

Annual Board and Committee Self-Assessments

Pursuant to NYSE requirements, our Corporate Governance Guidelines and the charters of each of the Board committees, the Board and each of its committees conduct an annual self-assessment. This self-assessment is intended to determine whether the Board and the committees are functioning effectively and to provide them with an opportunity to improve their effectiveness. The self-assessment enables directors to provide confidential feedback on topics ranging from the effectiveness of Board oversight of management, business strategy and enterprise risk; Board and committee composition, structure, diversity, skills and function; Board and management culture; Board resources and processes, and effectiveness of directors. A summary of the results is presented to the Nominating and Corporate Governance Committee, which is responsible for oversight of the process. The Nominating and Corporate Governance Committee reports the results of the self-assessments to the Board, which considers ways in which Board and committee effectiveness may be enhanced. This process helps identify opportunities to consider implementing new practices and procedures as appropriate. While the formal self-evaluation is conducted on an annual basis, the directors share perspectives, feedback and suggestions throughout the year.

Role of the Board in Risk Oversight

Risk assessment and oversight are an integral part of our corporate governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into both our overall corporate strategy and our day-to-day business operations.

It is management’s responsibility to identify, evaluate, manage and mitigate risk within the context of our strategic plans and to bring to the Board’s attention the most significant risks facing the Company. It is the Board’s responsibility to oversee our risk management processes and to ensure that management is taking appropriate action to manage material risks. The Board also has responsibility for oversight of leadership succession for our most senior executives, including the Chief Executive Officer, and reviews succession plans on an annual basis. The Board’s role in risk oversight has not significantly impacted the Board’s leadership structure. We believe our

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Corporate Governance

current leadership structure, with Mr. Edwards serving as Chairman and Chief Executive Officer and Ms. Carter serving as our Presiding Independent Director, enhances the Board’s effectiveness in risk oversight.

Management regularly discusses strategic and operational risks, including a focused analysis of specific risks facing the Company. In addition, our risk assessment practices, including auditing procedures, internal controls over financial reporting, whistleblower program and other compliance policies and programs, are designed to inform management about our material risks. Throughout the year, management reviews these risks with the Board and its committees as part of presentations that focus on particular business functions, operations or strategies. At the meetings, management advises the Board concerning major risk exposure and the steps taken to monitor, mitigate or eliminate material risks.

We have established security policies, processes and defenses designed to help identify and protect against intentional and unintentional misappropriation or corruption of our information technology systems and information. We believe that our protections and monitoring practices are industry appropriate and we test our systems on an ongoing basis. We follow an internal Incident Response Policy for awareness and mitigation of discovered incidents, utilizing various automated reporting systems to monitor and quickly report incidents. Reports are reviewed by our internal security team and management monthly to strengthen our enterprise security posture. Our Chief Information Officer updates the Audit Committee at least twice annually, and the Director of Internal Audit provides interim updates as needed. The Company has a security training program for all new employees and employees who have failed phishing tests, and we conduct test campaigns throughout the year. We have experienced no material information security breaches in the last three years. As such, we have not incurred significant expenses in connection with addressing information security breaches, nor have we incurred any penalties or settlements related to a breach. We carry cybersecurity insurance to help mitigate any financial exposure and notification costs.

Our Board of Directors does not have a standing risk management committee, choosing instead to administer this oversight function through the Board and its committees.

Board of Directors

Oversees overall risk management function and strategic risks to the Company. The Board has delegated certain risk management oversight to its committees in their areas of responsibility. The Board is kept informed of each committee’s risk oversight activities through reports to the Board presented at every regular Board meeting.

Audit Committee

Monitors financial statement integrity and compliance, including internal controls over financial reporting. Monitors operational and strategic risks related to the Company’s financial affairs, including strategies for managing financial exposure, contingent liabilities and cybersecurity. Monitors compliance with ethics, investment and related-party transaction policies.

Compensation Committee

Monitors potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers or employees to take unnecessary or excessive risk.

Nominating and Corporate Governance Committee

Monitors potential risks related to our governance practices, including reviewing succession plans and performance and composition of the Board, monitoring legal developments and trends regarding environmental, social and governance (ESG) practices and reviewing the effectiveness of our Corporate Governance Guidelines.

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Corporate Governance

Meetings of the Board and Director Attendance at Annual Meeting of Stockholders

The Board of Directors held eight meetings during 2020. Each director attended, in person or by telephone, at least 75% of the total number of meetings of both the Board and the committees on which he or she served during the year, except for Mr. Schottenstein, who resigned on March 18, 2020 and missed one committee meeting. Board agendas are set in advance by management with the assistance of the Presiding Independent Director to ensure that appropriate subjects are covered. Any member of the Board may request that an item be included on the agenda. Directors are provided with materials in advance of meetings and are expected to review these materials before each meeting to ensure that time in Board and committee meetings is focused on active discussions versus lengthy presentations. The independent directors held four meetings in executive session during 2020 to discuss matters related to the oversight of the Company and the management of Board affairs.

Although we do not have a formal policy requiring Board members to attend annual meetings of our stockholders, our directors are expected to make every effort to attend our stockholders’ meetings. All of our directors attended the Annual Meeting of Stockholders in 2020.

Board Committees

The Board has established three standing committees to assist it in the discharge of its duties:

Audit Committee:	The Audit Committee oversees our corporate accounting and financial reporting processes. Its responsibilities include:

  Chair:

  Lawrence A. Hilsheimer

  Other Members:

  Margot L. Carter

  Michael H. Thomas

  Meetings in 2020: 4

  ❖  All members are independent under SEC and NYSE rules and are “financially literate” under NYSE rules

  ❖  Mr. Hilsheimer is an “audit committee financial expert” under SEC rules

•  selecting our independent registered public accounting firm and determining the scope of its engagement;

•  evaluating the firm’s qualifications, independence and performance;

•  approving audit and related fees and audit and non-audit services;

•  reviewing the adequacy and effectiveness of our accounting and financial reporting processes, internal controls and financial statement audits;

•  reviewing major financial risk exposures and management actions to monitor and control such exposures;

•  overseeing complaints on accounting, internal accounting controls and auditing matters;

•  reviewing related-party transactions for potential conflicts;

•  reviewing cybersecurity and other information technology risks, controls and procedures; and

•  reviewing and discussing with management and our independent registered public accounting firm our financial statements and management’s discussion and analysis of financial condition and results of operations.

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Corporate Governance

Compensation Committee	The Compensation Committee oversees the compensation of our executive officers and other compensation programs. Its responsibilities include:

  Chair:

  Janet E. Jackson

  Other Members:

  David R. Meuse

  Michael H. Thomas

  Meetings in 2020: 6

  ❖  All members are independent under NYSE rules; “non-employee directors” under SEC rules; and “outside directors” under the Internal Revenue Code

•  determining the compensation and benefits of our executive officers;

•  approving annual incentive metrics and compensation targets of our executive officers and evaluating whether the targets have been met;

•  administering our 2014 Omnibus Incentive Plan;

•  recommending non-employee director compensation;

•  overseeing human capital management, including demographics, diversity, inclusion and talent development initiatives, retention and compensation practices;

•  reviewing any risks arising from our compensation policies and practices; and

•  overseeing the appointment, work and compensation of compensation consultants, independent legal counsel and other advisers engaged by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During 2020 (i) no officer, former officer or employee of the Company served as a member of our Compensation Committee, and (ii) none of our executive officers served as a member of the board of directors or the compensation committee of any entity whose executive officers served on our Board or Compensation Committee.

Nominating and Corporate Governance Committee	The Nominating and Corporate Governance Committee’s responsibilities include:
Chair: Margot L. Carter Other Members: Lawrence A. Hilsheimer Janet E. Jackson Meetings in 2020: 5 ❖ All members are independent under NYSE rules

•  reviewing and establishing criteria for director candidates to ensure Board expertise and diversity;

•  recommending director nominees, considering experience, skills, industry knowledge, financial expertise, existing commitments, independence and the extent to which the candidate fills a present need on the Board;

•  recommending composition, size and leadership structure of the Board;

•  monitoring the structure and operation of Board committees and qualifications and criteria for membership;

•  reviewing our Certificate of Incorporation and Bylaws and recommending any necessary or desirable amendments;

•  assessing the adequacy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics Policy and recommending any proposed changes;

•  overseeing corporate responsibility programs relating to environmental, social and governance matters not reserved to the Board or another committee; and

•  overseeing succession planning for senior executives.

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Corporate Governance

Director Compensation

The Board of Directors annually reviews and determines the compensation of our non-employee directors, taking into account the recommendations of the Compensation Committee. In connection with this review, the Board and the Compensation Committee consider the compensation paid to the non-employee directors of our peer group (which is the same peer group used in reviewing the compensation of our executive officers) and current circumstances relating to our business. The Board believes that non-employee director compensation should be competitive to ensure that we attract and retain qualified non-employee directors and that the compensation of our non-employee directors should include a combination of cash and equity-based compensation to align the long-term interests of our non-employee directors and our stockholders. The Board does not have a pre-established policy or target for allocation between cash and equity-based compensation and determines the mix of compensation based on what it believes is most appropriate under the circumstances. The Compensation Committee approves all equity-based compensation granted to non-employee directors. In 2020, the Compensation Committee engaged Meridian Compensation Partners, LLC, an independent executive compensation consulting firm (“Meridian”), to review our non-employee director compensation program and to conduct market comparisons for our non-employee directors similar to that performed for our executive officer compensation program. See “Our Executive Compensation Process – Role of Compensation Consultants” and “Peer Group Analysis.” The Compensation Committee evaluates director compensation primarily on the basis of peer group data provided by Meridian. The Compensation Committee intends to engage Meridian or a similar firm to review our director compensation program biannually.

2020 Elements of our Non-Employee Director Compensation (Effective April 1, 2020)

Annual Board retainer	$70,000
Annual Compensation Committee chair retainer	$15,000
Annual Nominating and Corporate Governance Committee chair retainer	$10,000
Annual Audit Committee chair retainer	$20,000
Annual Presiding Independent Director retainer	$10,000
Annual grant of restricted stock (fair market value on grant date)	$80,000

Our 2014 Omnibus Incentive Plan, as amended, provides that non-employee director compensation, including aggregate cash compensation and the grant date fair value of shares of the Company’s common stock, may not exceed $400,000 to any non-employee director in any fiscal year.

All directors are entitled to reimbursement for their reasonable expenses to attend Board meetings and meetings of committees on which they serve, but do not receive fees for meeting attendance. Directors who are employees of the Company receive no additional compensation for their service as directors.

Director Stock Ownership Policy

Pursuant to our Stock Ownership Policy for Directors established by the Board of Directors and the Compensation Committee to align each director’s interests with the long-term interests of our stockholders, each non-employee director and each employee director who is not otherwise subject to the Company’s stock ownership policy for executive officers is required to beneficially own our common stock having a fair market value equal to at least the greater of $210,000 or three times the annual cash retainer paid to non-employee directors (excluding committee chair and Presiding Independent Director retainers). If a director chooses to meet this requirement by holding vested or unvested shares of common stock granted in connection with our director compensation program, the common stock is valued at the greater of the value of the closing price on the grant date or on the date on which ownership is to be measured. A director has five years from (a) the date of his or her first appointment or election, or (b) if later, the date of an increase in the amount of common stock required to be held to meet this requirement. If a director fails to meet the ownership requirement on the measurement date, the director is prohibited from selling any Company stock and 50% of any annual cash retainer (or, for an employee director, an equivalent amount from any annual cash bonus) will be paid in the form of common stock in lieu of cash. All of our directors

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Corporate Governance

who are not executive officers (who are subject to a different policy) met the stock ownership requirement as of December 31, 2020, except for Mr. Meuse, who was appointed to the Board on March  25, 2020, and has five years from the date of his appointment to meet the requirement.

Director Compensation Table

The following table presents the total compensation paid during 2020 (i) to each non-employee director and (ii) to Mr. Verma, who is an employee of the Company as well as a director, but who received no compensation for his Board service, as noted below. Directors’ fees are paid quarterly.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Margot L. Carter	90,000	80,000	–	170,000
Lawrence A. Hilsheimer	90,000	80,000	–	170,000
Janet E. Jackson	85,000	80,000	–	165,000
David R. Meuse(4)	36,346	94,066	–	130,412
Robert H. Schottenstein(5)	32,500	–	–	32,500
Michael H. Thomas	70,000	80,000	–	150,000
Vikas Verma(6)	–	123,477	407,900	531,377

(1)

The amounts in this column represent all retainers earned by our non-employee directors. These amounts were not actually paid to Ms. Carter and Messrs. Hilsheimer and Thomas, who agreed in advance to waive a portion of their fees in order to assist the Company in funding awards under the Installed Building Products Foundation. Consequently, Ms. Carter and Messrs. Hilsheimer and Thomas waived payment of $7,500, $10,000 and $4,000, respectively.

(2)

Represents an annual grant of restricted stock to our non-employee directors made pursuant to our 2014 Omnibus Incentive Plan having a value of $80,000 on the grant date (May 28, 2020), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718), with the number of shares determined based on the closing price of our common stock ($66.06) on the grant date. Mr. Meuse was granted restricted stock upon his appointment to the Board prorated for the director compensation cycle based on the effective date of his appointment through the date of the 2020 Annual Meeting having a value of $14,066 on the grant date (March 25, 2020) with the number of shares determined based on the closing price of our common stock ($44.42) on the grant date. The restricted stock awards vest upon the earlier to occur of (i) the one year anniversary of the grant date, (ii) immediately prior to the annual meeting of the Company’s stockholders occurring after the grant date, or (iii) the director’s death, subject in the cases of (i) and (ii) to the director’s continued service through the vesting date. See footnote (5) for a summary of Mr. Verma’s employee restricted stock award.

(3)	None of the directors held any stock options as of December 31, 2020.

(4)	Mr. Meuse was appointed to the Board on March 25, 2020.

(5)	Mr. Schottenstein resigned from the Board effective March 18, 2020.

(6)

As an employee of the Company, Mr. Verma is paid no compensation for his Board service. The amount specified under the “Stock Awards” column represents the grant date fair value of a time-based restricted stock employee award made pursuant to our 2014 Omnibus Incentive Plan based on the closing price of our common stock ($36.51) on the grant date (April 16, 2020), computed in accordance with FASB ASC Topic 718. The restricted stock vests in three equal installments (rounded to the nearest whole share) on each of April 20, 2021, April 20, 2022 and April 20, 2023. The amount specified under the “All Other Compensation” column reflects the following compensation paid to Mr. Verma as an employee in 2020: (i) a salary of $396,923 and (ii) other compensation, including Company-paid cell phone and club dues, totaling $10,977.

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Insider Trading Policy and Hedging and Pledging Prohibition

Our insider trading policy prohibits all directors, officers, employees and their family members from directly or indirectly purchasing or selling any security, whether the issuer of that security is our Company or another company, while aware of material non-public information relating to the issuer. The policy also prohibits providing any such material non-public information to any other person who may trade in the securities while aware of such information.

Our insider trading policy prohibits all directors, officers and employees from engaging in the following transactions in Company stock:

Speculating	Speculating in securities of the Company, including buying with the intention of quickly reselling such securities, or selling Company securities with the intention of quickly buying such securities.
Short Sales	Directly or indirectly selling any equity security of the Company if the person does not own the security, including a “sale against the box” (a sale with delayed delivery).
Hedging

Engaging in, directly or through family members or other persons or entities, any hedging or monetization transactions involving Company securities, including through the use of financial instruments such as puts, calls, publicly-traded options, swaps, forwards, warrants and any other derivative or similar instruments.

The policy also prohibits our directors, officers and designated significant employees from engaging in the following transactions in Company stock:

Pledges and Margin Accounts

Pledging Company securities as collateral for a loan or holding Company securities as collateral in a margin account. Any person who engages in a hedging transaction involving Company securities, pledges Company securities as collateral for a loan or holds Company securities as collateral in a margin account is not eligible for election or re-election as a director.

Our Insider Trading Policy has procedures that require trades in our stock by executive officers, directors and certain significant employees, and each of their family members and members of their households, to be pre-cleared by appropriate Company personnel. None of our directors or executive officers has any shares of Company stock pledged as collateral for personal loans or other obligations.

Communication with Directors

Stockholders and other interested parties who wish to communicate with the Board of Directors or to any particular director, including the Presiding Independent Director, may do so by writing to the following address: c/o Corporate Secretary, Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215. The Board has directed the Corporate Secretary’s office to forward to the appropriate director(s) all correspondence, except for items unrelated to the functions of the Board, business solicitations and advertisements.

Corporate Governance Materials

The following corporate governance materials are published on our website at http://investors.installedbuildingproducts.com/corporate-governance:

•	Audit Committee Charter
•	Amended and Restated Bylaws
•	Amended and Restated Certificate of Incorporation
•	Code of Business Conduct and Ethics
•	Compensation Committee Charter

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Corporate Governance

•	Corporate Governance Guidelines
•	Disclosure Committee Charter
•	Insider Trading Policy – All Employees
•	Insider Trading Policy – Covered Persons
•	Nominating and Corporate Governance Committee Charter
•	Reg FD Policy
•	Related-Party Transactions Policy
•	Whistleblower Policy

Corporate Responsibility

Our Board of Directors and executives recognize the importance of environmental, social and governance issues and their impact on our stockholders, our employees and our communities. Corporate citizenship is important to us and we are committed to promoting a culture of doing what is right and investing in the communities where we live and work. We integrate corporate responsibility every day through making buildings energy efficient, providing for the health, safety and welfare of our employees, advocating volunteerism and empowering philanthropy. As we move forward, we will continue to deepen our corporate responsibility efforts.

Our Nominating and Corporate Governance Committee is responsible for the oversight of our corporate responsibility programs relating to environment, social and governance (ESG) matters, except to the extent reserved for the full Board or another Board committee. The Compensation Committee oversees human capital matters, including demographics, diversity and inclusion, talent development initiatives, employee retention and employee compensation practices.

Our Environment

We play a meaningful role in creating a sustainable future through our day-to-day business operations by installing products that promote energy efficiency. Insulation and air sealing play a critical role in reducing energy consumption and carbon emissions. According to the U.S. Energy Information Administration, residential and commercial buildings represent approximately 40% of all energy consumed in the United States. Over half of the energy used in the average American home is for heating and cooling. Inadequate insulation and air leakage are the leading cause of energy waste in most homes. According to the Alliance to Save Energy, energy efficiency is the single most effective strategy for reducing carbon emissions. Insulated homes reduce both energy consumption and greenhouse gas emissions. Our environmental policy may be found at https://installedbuildingproducts.com/environmental-policy/.

Fiberglass Insulation Installation Services. The most common type of insulation we install is fiberglass, which contains 40-80% recycled material. A 2018 survey of manufacturers conducted by the North American Insulation Manufacturers Association (“NAIMA”) found that U.S. fiberglass manufacturers utilized 2.2. billion pounds of recycled glass in the production of fiberglass insulation. Our insulation and air barrier installation services provide the critical link between insulation manufacturer inventory and builders and homeowners who desire to promote energy efficiency or meet increasingly stringent building codes. Our installation professionals receive extensive training through programs developed by NAIMA, including thermal performance, moisture prevention, air infiltration, ventilation and auditing for maximum energy efficiency, so that the latest techniques and technologies developed by manufacturers can be employed in the residential and commercial building industry.

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Corporate Governance

Loosefill Insulation Installation Services. One type of fiberglass insulation we install is loosefill, or blown-in, fiberglass insulation. We have a small production facility in Shelbyville, Indiana that retrieves manufacturers’ waste fiberglass material that would otherwise be sent to a landfill and produces loosefill insulation suitable for blowing into building attics. In 2020, we reclaimed 2.7 million pounds of scrap material that would otherwise have been placed in a landfill and insulated over 4.7 million square feet of space (to an R value of R30) using this recycled material.

Cellulose Insulation Manufacturing and Installation Services. Some

builders and consumers prefer cellulose insulation, which consists of 75-85% post-consumer recycled waste paper and cardboard, and is installed in the walls, ceilings and attics of new homes. We produced 38,157 tons of cellulose products in 2020 from our manufacturing plant located in Bucyrus, Ohio. In the manufacturing of our finished products, we processed approximately 35,836 tons of recycled wastepaper to make our finished products which might have otherwise decomposed in a landfill, releasing methane and carbon dioxide gases.

Our cellulose operations participated in an industry wide environmental product declaration (EPD) conducted by the Cellulose Insulation Manufacturers Association, and we are in the process of obtaining a company-specific EPD. Our cellulose manufacturing plant conducts quality control tests every two hours, and we contract with a third party inspector to conduct random quality control tests each quarter and to confirm that we comply with ASTM International and U.S. Consumer Product Safety Commission requirements. Our cellulose manufacturing operations comply with numerous environmental regulations, primarily air emissions, which require an EPA operating permit. We have a Spill Prevention, Control and Countermeasure Plan to set standards for oil storage, prevent and respond to oil discharges and to act as an emergency response resource. The production facility periodically reviews its energy usage and has taken steps to improve usage, including conversion to LED lighting and usage of variable frequency drives as motor starters, and will be converting to a carbon-free energy supply in 2021.

Weatherproofing Installation Services. Many of our branches participate with local utility companies to insulate and weatherproof existing homes in connection with federal and state weatherization programs for income eligible residents.

HERS Raters. We employ over 25 accredited Home Energy Raters System (“HERS”) raters, and have an affiliation with approximately 35 others. Our professional home energy raters complete rigorous training and education programs and are accredited by Residential Energy Services Network (RESNET), an association of builders, lenders, utilities and government agencies. HERS raters are the primary means by which homes are qualified for the U.S. Environmental Protection Agency’s Energy Star for Homes Program, as well as for federal energy tax credits. HERS Raters and building scientists take what is learned in the building science community and put that knowledge to work in the field for architects, builders and homeowners. HERS raters review insulation levels, window efficiency, HVAC system efficiency and water heating systems. They also perform performance testing such as blower door tests to examine air and duct leakage.

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Corporate Governance

Our People

We believe that our growth and future are directly attributable to the recruitment, development and retention of exceptional employees, and our management and Board consider workforce health, safety and wellness paramount. We believe that employees who are engaged and committed for the long term are critical to our success and long-term strategy. Our culture of family unifies our diverse workforce of over 8,900 employees in more than 190 branches across the United States. We have developed a number of initiatives to help attract, develop and retain employees, which reduces turnover and training costs, increases productivity, enhances employee engagement, encourages customer loyalty and promotes community engagement. Our retention efforts have reduced turnover levels to below the industry average. The Compensation Committee oversees our human capital management. A copy of our Human Rights Policy may be found at https://installedbuildingproducts.com/human-rights-policy/.

Diversity, Equity and Inclusion Initiative. In 2020, we began to develop a Diversity, Equality and Inclusion initiative. We engaged a third-party consultant to assist us in developing a baseline organizational assessment. We are forming a committee of employees to create a strategic plan and review indicators to determine areas needing improvement. The committee is expected to review a wide variety of opportunities, including training programs and videos, minority representation in management positions, gender income equality, vendor diversification, building a pipeline for diversity in applicant pools and employee focus groups. The initiative is overseen by the Compensation Committee. Below is certain key demographic data of our workforce:

Ethnicity	Workforce (%)	Age	Workforce (%)	Gender	Workforce (%)
Hispanic / Latino	45	16-20	4	Male	89
Caucasian	41	21-30	27	Female	11
African American	6	31-40	28
Not Specified	6	41-50	23
Asian	*	51-60	13
Native Hawaiian / Other Pacific Islander	*	60+	5
Two or more	*
American Indian / Alaskan Native	*

*	Less than 1%

Benefits. Offering competitive pay and benefits helps us attract and retain talent throughout our organization. We offer a full range of benefits to qualifying employees, including medical, dental and vision insurance, prescription drug coverage, flexible spending accounts, 401(k) retirement programs with matching contributions, paid vacations and holidays, short- and long-term disability insurance, life insurance and group accident and critical illness insurance.

Safety. Employee safety is a core business objective and we are focused on providing our employees with a safe working environment. We have detailed safety policies and each year significant staffing, funding and resources are allocated to safety and risk management. We have strong workplace safety measures that we call Safety Wanted 365, which focus on creating a safer working environment for both our employees and other jobsite personnel through year-round education and training. We have regional safety managers who are OSHA 500 certified outreach trainers who conduct 10- and 30-hour courses on OSHA safety training.

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Corporate Governance

Our safety programs include drugs and alcohol, confined space, fall protection, hazardous chemicals communication, respiratory protection, hand and portable power tools, personal protection, carbon monoxide, weather safety, cell phone usage, drywall storage safety, driver safety and fleet safety. Each installer receives initial safety training upon hire and may receive specialty training depending upon duties. Safety training continues with weekly toolbox talks, quarterly safety initiatives, annual refresher training and safety excellence awards. Our safety program employs more than 35 training videos, including ladder and scaffold safety, bloodborne pathogens, electrical safety and forklift safety. Our spray polyurethane foam protocol includes manufacturer stewardship, trucks and equipment, storage and disposal, sales and installer training, preventative maintenance and technical support and quality control. A copy of our Safety Policy may be found at https://3taawvy6pki4che5h3avs5ki-wpengine.netdna-ssl.com/wp-content/uploads/IBP-Safety-Policy-9-29-2020.pdf. The Audit Committee receives quarterly reports from our internal audit department summarizing hotline calls relating to working conditions submitted by employees and the disposition of the complaints.

During the COVID-19 pandemic, we implemented increased safety protocols to protect our employees’ health and well-being, including implementing detailed cleaning and disinfecting processes at our facilities, adhering to social distancing protocols, limiting the number of workers on our jobsites, suspending non-essential air travel, enhancing IT protocols to support and encourage employees to work remotely when possible, holding remote Board and management meetings and developing protocols in the event of a confirmed case of the virus in any of our locations. The Board and each of its committees are regularly updated on each of these matters, as well as state mandated closures, jobsite restrictions and COVID-related employee absences.

Financial Wellness Program. We offer a financial wellness education program to our employees called Momentum on Up. The program educates participants on key personal financial topics, including budgeting, credit scores, debt reduction, saving and giving back to the community. One of the key components of this program is encouraging employees to establish personal savings accounts, which the Company matches dollar for dollar up to $1,000. We believe this valuable program not only helps address employee retention, but represents the right thing to do in order to help educate and inform our employees about their financial position and security.

Longevity Awards. Our longevity award program rewards employees who do not otherwise receive awards under another Company stock program for their long-time dedicated service to the Company. Eligible employees are awarded grants of restricted stock units for each ten years of continuous service to the Company, including service for companies that we acquire. Provided the Company meets a revenue target established in advance by the Compensation Committee, employees are awarded restricted stock units based on a percentage of wages that convert one year later into shares of our common stock (for 2020 awards, the target was $1.370 billion trailing 12-month revenue from July 1, 2019 to June 30, 2020). Through December 31, 2020, we have awarded more than 115,000 restricted stock units to more than 1,100 employees with tenures ranging from 10 to 48 years. We believe the program is in the best interest of the Company and its stockholders, as it rewards employees for valued service, assists in retention of our highly valued long-term employees and results in a highly motivated and engaged workforce.

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Corporate Governance

Professional Growth and Development of Future Leaders. Our Nominating and Corporate Governance Committee and our Board of Directors annually review our succession plan for senior executive and other key leadership roles within the Company. We believe that the opportunity for career development and promotion from within increases employee retention and promotes focus on long term operations. Our Regional Presidents identify and develop talent and plan for succession in their respective regions. Our senior management team continually assesses the skills and leadership abilities of our regional leadership in developing succession plans. Our regional managers, branch managers and sales team have an average tenure exceeding ten years. We provide ongoing development opportunities for our employees, which include:

•	Leader’s Edge program, a year-long program for branch managers to develop leadership skills and receive training on Company operations.
•

Positive Management/Positive Production programs, which provide personal development opportunities to employees with the goal of supporting strong teambuilding, increasing productivity, reducing turnover and building a positive culture.

•	Communications workshops, which utilize a model to highlight key personality traits and associated behaviors to enhance communication skills.

Our Communities

We are committed to investing in the communities where we live and work. We have numerous community engagement programs and we encourage our employees to volunteer at nonprofit organizations in their local communities, including Habitat for Humanity, United Way, Goodwill, and local food banks and homeless shelters. Our employees contribute their time, passion and money to a wide variety of philanthropic organizations and we are proud to partner with them in their efforts.

Volunteerism. Due to the challenges posed by the pandemic, our volunteer opportunities in 2020 were significantly reduced. Our employees were able to make an impact through volunteer projects that were safe and socially distanced, two of which are highlighted below:

Homeport works to create strong communities by developing quality affordable homes. One of its communities is a multi-family community for low income residents called Emerald Glen. The playground had deteriorated and was no longer safe, so our volunteers helped to rebuild, paint and landscape a new playground for residents.

Our branch in the Toledo, Ohio area partnered with the local Habitat for Humanity chapter to improve a local veteran’s home in need of repair. Our team cleared debris and painted the home.

Installed Building Products Foundation. In 2019, we established the Installed Building Products Foundation (“Foundation”) in partnership with the Columbus Foundation. The Foundation is funded by the Company and certain of our directors, executives and employees. Our Foundation has three pillars:

Framing Futures, Building Homes and Fostering Communities. The Foundation Advisory Board consists of 13 employees representing all of our geographic regions in a wide range of job categories. In 2020, the Foundation made awards totaling $1.9 million, with total awards of $3.3 million since its inception in 2019.

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Corporate Governance

Scholarship Program. The Building for Tomorrow Scholarship Program, part of our Foundation, awards renewable scholarships of up to $2,500 to employees and their dependents attending accredited vocational or trade schools and universities or colleges. Selection criteria include academic performance, financial need and character reference letters. Preference is given to construction-related fields of study. In 2020, the Foundation awarded 53 scholarships under this program, committing $345,000 over the next four years.

Employee Financial Assistance. Our Employee Financial Assistance Program, which is also a part of our Foundation, provides for awards of $250 to $2,000 for food, shelter and other basic needs for employees who experience a qualifying event, such as a natural disaster or other acts of nature, house fire, accident, domestic abuse, crime, short term illness, death of a spouse, partner or dependent or military deployment. In 2020, the Foundation awarded $65,290 to 40 employees facing financial hardship due to an unexpected event in their lives, in many cases due to COVID-related family hardships.

Charitable Giving Match. Our Foundation matches cash gifts by employees of up to $500 or volunteer time of up to 25 hours ($20 per hour). Eligible organizations include tax-exempt public charities, nonprofit colleges, universities, hospitals and medical facilities and community service programs. In 2020, the Foundation matched contributions and volunteer hours to 24 organizations exceeding $6,900.

Major Grants Program. Our Foundation’s Major Grants Program provides grants to 501(c)(3) organizations involved in building or renovating homes or providing shelter for those in need. In 2020, we made grants totaling $820,000 to 19 nonprofit organizations, including Habitat for Humanity, House of Heroes, Homeport, Humble Design, Star House, Crisis Center of Comal County (TX), Housing Crisis Center, Huckleberry House, Our Home Christian Ministries, Pathstone, Perrysburg Spirit of Serving, Reach Services, The Camp Cole Foundation, St. Phillips School & Community Center, Sunshine Communities, Trinity Restoration Ministries and YWCA of San Diego County.

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Proposal 2 – Ratification of the Appointment of our Independent Registered Public Accounting Firm

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

Our Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm. The Audit Committee conducts an annual evaluation of the firm’s qualifications, performance and independence, considering whether the firm should be rotated and the advisability and potential impact of selecting a different auditing firm. In evaluating and selecting the Company’s independent registered public accounting firm, the Audit Committee considers, among other things, historical and recent performance of the firm, an analysis of known significant legal or regulatory proceedings against the firm, audit quality and performance, firm capabilities, audit approach and the independence of the firm.

The Audit Committee has appointed, and the Board has ratified the appointment of, Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Deloitte has served as our independent registered public accounting firm since 2013.

The Audit Committee and the Board believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interests of the Company and our stockholders, and we are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm for 2021. Although stockholder ratification is not required, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If our stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider whether or not to retain Deloitte and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the selection of Deloitte is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Deloitte is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions from stockholders.

Fees Paid to Deloitte

The following table sets forth the aggregate fees we paid to Deloitte in 2020 and 2019, respectively:

	2020	2019
Audit Fees(1)	$1,888,470	$1,928,140
Audit-Related Fees(2)	–	–
Tax-Related Fees(3)	–	31,500
All Other Fees(4)	2,037	2,037
Total	$1,890,507	$1,961,677

(1)

Fees for professional services rendered in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, review of our quarterly consolidated financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Fees for professional services reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” These services include advisory services on new accounting standard implementations outside the scope of the audit.

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Proposal 2 – Ratification of the Appointment of our Independent Registered Public Accounting Firm

(3)	Fees for professional services rendered in connection with tax consultation services, including assistance with transfer pricing.

(4)	Fees for permissible work performed by Deloitte that does not fit within the above categories.

Pre-Approval of Services

The Audit Committee has established a policy requiring pre-approval of all audit and non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management submits to the Audit Committee specific projects and services to be performed by our independent registered public accounting firm for which it seeks advance approval. The Audit Committee reviews these requests and determines whether to approve the requested engagement. Periodically management reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. For the 2020 and 2019 fiscal years, all services provided by Deloitte were pre-approved by the Audit Committee in accordance with this policy.

Report of the Audit Committee

Management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal controls over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable law. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board. In fulfilling these oversight responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020, the fair and complete presentation of the Company’s results and the assessment of the Company’s internal controls over financial reporting. The Audit Committee discussed significant accounting policies applied in the Company’s financial statements, as well as, when applicable, alternative accounting treatments. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the U.S. The Audit Committee has also discussed with Deloitte the matters required to be discussed with the independent registered public accounting firm by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee reviewed and discussed with Deloitte its independence from the Company and management. As part of that review, the Audit Committee received the written disclosures and letter from Deloitte required by the PCAOB, and the Audit Committee considered and discussed Deloitte’s independence, including whether the firm’s provision of non-audit services to the Company is compatible with its independence. The Audit Committee concluded that the Company’s independent registered public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the Company’s Internal Audit Department and Deloitte the overall scope of and plans for their respective audits. The Audit Committee meets with the Director of Internal Audit and representatives of Deloitte, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting and compliance programs.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The Audit Committee has selected, and the Board of Directors has ratified the selection of, Deloitte as the Company’s independent registered public accounting firm for 2021.

Audit Committee

Lawrence A. Hilsheimer (Chair)

Margot L. Carter

Michael H. Thomas

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Proposal 2 – Ratification of the Appointment of our Independent Registered Public Accounting Firm

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accounting firm for 2021. Brokers have discretion to vote on this proposal in the absence of voting instructions. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Unless otherwise instructed, the persons named as proxies will vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

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Proposal 3 – Non-Binding Advisory Vote on Executive Compensation

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

As required by Section 14A of the Securities Exchange Act of 1934 and as a matter of good corporate governance, we are seeking stockholder approval of our executive compensation program. We have held a similar stockholder vote every year since 2017, and expect to hold a similar vote at the 2022 annual meeting.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers for 2020, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related disclosures.”

We have a pay for performance philosophy that forms the foundation of our decisions regarding payment of executive compensation. We believe that this philosophy and the compensation structure established by the Compensation Committee are central to our ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and our stockholders. We link pay to performance by weighting a significant portion of the target compensation of our named executive officers (sometimes referred to as our “NEOs”) in variable, or “pay at risk,” compensation elements. We also align our NEOs’ financial interests with those of our stockholders by awarding a substantial portion of total compensation in the form of equity.

We urge our stockholders to read “Executive Compensation – Compensation Discussion and Analysis” below, which describes in detail how our executive compensation program operates and is designed to achieve our compensation objectives, as well as the accompanying compensation tables and narratives that provide detailed information on the compensation of our NEOs.

As discussed in more detail in the Compensation Discussion and Analysis, we believe our executive compensation program is competitive and focused on by pay for performance principles, emphasizing compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives strongly align the interests of our executives with those of our long-term stockholders. The Compensation Committee believes that our executive compensation program is consistent with our compensation philosophy, supports our long-term strategic objectives, encourages appropriate sensitivity to risk and increases stockholder value, and that executive compensation for 2020 was reasonable, appropriate and justified by the performance of the Company.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Compensation Committee and the Board of Directors. However, the outcome of the vote will provide valuable information to the Compensation Committee regarding stockholder sentiment about our compensation program, which the Compensation Committee will carefully review and consider when making future decisions regarding the compensation of our NEOs. Our executive compensation program was strongly supported by our stockholders in 2020, with approximately 98% of the votes cast at the 2020 annual meeting voting in favor.

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Proposal 3 – Non-Binding Advisory Vote on Executive Compensation

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this advisory resolution. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of the proposal. Unless otherwise instructed, the persons named as proxies will vote “FOR” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Executive Officers and Certain Significant Employees

EXECUTIVE OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

The following biographical information regarding our executive officers and certain significant employees is as of April 16, 2021:

Executive Officers

Jeffrey W. Edwards Age 57 President, Chief Executive Officer and Chairman

Mr. Edwards is our President, Chief Executive Officer and Chairman and has held these positions since 2011, 2004 and 1999, respectively. Mr. Edwards’ position allows him to advise the Board on management’s perspective over a full range of issues affecting the Company. Prior to joining us, Mr. Edwards acted as an officer and strategist for several companies that he and his family started, acquired or invested in over more than 40 years across a variety of industries, including multi-family and student housing development and management, industrial tool distribution, wholesale building supply, homebuilding, land and real estate development and real estate brokerage. Since 1988, Mr. Edwards has been involved in the launch of many business ventures as well as commercial real estate developments in central Ohio and elsewhere. He holds a B.S. in Marketing from Miami University.

Michael T. Miller Age 56 Executive Vice President, Chief Financial Officer and Director

Mr. Miller has served as our most senior financial officer since he joined us in 2000 as our Executive Vice President – Finance. He has been our Chief Financial Officer since 2013 and a director since 2004. Prior to joining the Company, Mr. Miller held the position of Senior Vice President/Managing Director responsible for Corporate Investment Banking at Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company. Before joining Huntington in 1991, Mr. Miller held various positions with Deutsche Bank and Canadian Imperial Bank of Commerce in New York. Mr. Miller began his career at First Union National Bank in Charlotte, North Carolina. He holds a B.A. from Wake Forest University. Mr. Miller previously served on the Board of BMC Stock Holdings, Inc. from 2014 to January 2021.

Jay P. Elliott Age 59 Chief Operating Officer

Mr. Elliott has been our Chief Operating Officer since 2013. Since joining the Company in April 2002 as Regional Operations and Business Integrations Manager, he has led our acquisition integration process and has overseen various corporate functions. Prior to joining us, Mr. Elliott worked with E&Y Corporate Finance, LLC in restructuring advisory services. Mr. Elliott’s experience includes ten years with Owens Corning in several roles, including new business development, market management and corporate strategic planning. Mr. Elliott spent three years with IBM and began his career with Westinghouse Electric Corp. He earned an M.B.A. from Cornell University Johnson Graduate School of Management, a B.E. from Dartmouth College Thayer School of Engineering, and an A.B. from Colgate University.

Todd R. Fry Age 55 Chief Accounting Officer

Mr. Fry has been our Chief Accounting Officer since April 2014 and our Treasurer since March 2015. He was Chief Financial Officer of Champion Industries, Inc., a commercial printer, business form manufacturer and supplier of office products and office furniture, from 1999 to April 2014, where his responsibilities included SEC reporting, Sarbanes-Oxley compliance, mergers & acquisitions, corporate governance, risk management and debt negotiation. From 1997 to 1999, Mr. Fry served as Chief Financial Officer of Broughton Foods Company, where he led both the initial public offering and subsequent sale of the company. Mr. Fry served in various positions at Coopers & Lybrand L.L.P. from 1991 to 1997. Mr. Fry holds a B.S. from The Ohio State University. Mr. Fry has served as a director of Summit State Bank since 2000.

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Executive Officers and Certain Significant Employees

W. Jeffrey Hire Age 69 President of External Affairs

Mr. Hire joined the Company in 2008 and was named President of External Affairs in 2013. His responsibilities include working with our largest customers, our major suppliers and industry associations. Prior to joining us, from 1978 to 2008, Mr. Hire held numerous management positions at Owens Corning. From 2006 to 2008, he served as Director of Products and Programs for the Insulating Systems Business, developing product innovations and value-added customer programs. For 11 years prior to that, Mr. Hire was General Manager of the Insulation Contractor Segment of the Residential Insulation Division. He earned a B.S. in Philosophy from University of Mount Union in Alliance, Ohio and an M.B.A. specializing in General Management from The University of St. Thomas Opus College of Business in St. Paul, Minnesota. He serves on the Board of the Insulation Contractors Association of America, and has served twice as its President. Mr. Hire has served as a Committee Chairman for the North American Insulation Manufacturers Association. Mr. Hire received the Insulation Contractors Association of America’s “Key Man” award for his leadership and dedication to the industry.

Jason R. Niswonger Age 48 Senior Vice President, Finance and Investor Relations

Mr. Niswonger has been our Senior Vice President, Finance and Investor Relations since March 2015 and served as our Director of Investor Relations from January 2014 until March 2015. Prior to joining the Company, he served from 2011 to 2013 as the Director, Financial Reporting for Edwards Industries, a national property development and management company. From 2006 to 2011, Mr. Niswonger held multiple positions, including the Director, Finance for the Seating Systems Division of Commercial Vehicle Group, Inc., a supplier of integrated system solutions for the global commercial vehicle market. From 2004 to 2006, he was the Director, Financial Reporting for Installed Building Products, LLC. Prior to joining Installed Building Products, LLC, Mr. Niswonger served as the Director of Global Accounting and Financial Reporting at Sterling Commerce, Inc., a global provider of EDI services, B2B integration software solutions and consulting, where he worked from 2000 to 2004. Prior to joining Sterling, he held positions in financial reporting at Express, a division of The Limited, and Exel Logistics. Mr. Niswonger earned an M.B.A. from Otterbein College and a B.A. from Ohio University.

Certain Significant Employees

Randy Hall Age 59 President, Aster Contractors Holdings, LLC

Mr. Hall has been President of Aster Contractors Holdings, LLC, one of our subsidiaries, since October 2020. Mr. Hall joined the Company in 1995 and has held a number of positions, including regional manager (January 2017—October 2020), regional operations performance manager (May 2016- January 2017), manager of our Cornerstone Energy Conservation Service operations and manager of our Edwards/Mooney & Moses branch operations. Prior to joining the Company, Mr. Hall served as the Vice President of Operations and Vice President of Finance at Pipeliner Systems, Inc., and as an accountant at Bolon, Hart & Buehler, Inc. He received a B.S. in Accounting from Franklin University in Columbus, Ohio. Mr. Hall is a current member of RESNET, the Central Ohio Green Building Initiative and Building Industry Association of Central Ohio.

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Executive Officers and Certain Significant Employees

William W. Jenkins Age 64 Senior Vice President, Purchasing and Supply Chain

Mr. Jenkins has been our Senior Vice President, Purchasing and Supply Chain since March 2015 and served as our Director of Internal Audit from September 2013 until March 2015. From 2011 to 2013, he served as a Regional President and served as our President from 1998 to 2011. Prior to joining the Company, Mr. Jenkins held senior management positions with Midwest Wholesale Building Materials, a building products wholesaler and BuyOhio Realtors. Mr. Jenkins began his career with Ernst & Young LLP, where he progressed to become a Senior Manager, specializing in audits of publicly held and privately held insurance, wholesale distribution and fast-food companies. He graduated from The Ohio State University with a B.S. and became a licensed CPA in the State of Ohio.

R. Scott Jenkins Age 65 Regional President

Mr. Jenkins has been a Regional President since 2006 when we acquired OJ Insulation, Inc., which he co-founded in 1984. Since joining us, Mr. Jenkins has been responsible for the management of operations in several states, including Minnesota, Idaho, Washington and California. During his 22-year tenure at OJ Insulation as owner and chief executive officer, Mr. Jenkins was responsible for numerous strategic acquisitions and significant company growth. He received a B.A. in Social Science from the University of California at Irvine and has been an active member of Vistage International CEO Organization since 2004.

Shelley A. McBride Age 64 General Counsel and Secretary

Ms. McBride joined the Company in 2005 as General Counsel and Secretary. Prior to joining the Company, she worked as an attorney at the law firm of Calfee, Halter & Griswold, representing corporate and institutional clients in the areas of mergers and acquisitions, secured credit transactions, subordinated debt financings, common and preferred equity investments, organizational restructuring and general corporate matters. Before joining Calfee, Halter & Griswold in 2001, Ms. McBride served as legal counsel for Nationwide Mutual Insurance Company in the Nationwide Enterprise Office of Investments and also served as legal counsel for various investment funds at Banc One Capital. Her experience includes representing corporate and institutional clients at the law firms of Squire Patton Boggs and Kegler, Brown, Hill & Ritter. From 1983 to 1989, Ms. McBride served as a law clerk to the Honorable John D. Holschuh and the Honorable Mark R. Abel in the United States District Court for the Southern District of Ohio. Ms. McBride earned a J.D. and a B.A. from The Ohio State University.

Matthew J. Momper Age 60 Regional President

Mr. Momper has been a Regional President since 2008. Since joining us, Mr. Momper has been responsible for the management of operations in several states, including Wisconsin, Indiana, Ohio and Illinois. Prior to joining the Company, he served as President of Momper Insulation Inc., a family business, which he joined in 1984. Mr. Momper was responsible for significant growth of Momper Insulation Inc., and the strategic decision to join that company with us in 1998. He received a B.S. from Ball State University and an M.B.A. from Drake University. Mr. Momper currently serves on the Board of Trustees for Ball State University and the Board for the Allen County Building Department.

Warren W. Pearce Age 62 Regional President

Mr. Pearce has been a Regional President since 2011. Since joining the Company, Mr. Pearce has been responsible for the management of operations in several states, including Ohio, North Carolina, Virginia and Maryland. From 2004 to 2011, he was Vice President of Operations for Masco Corporation, a manufacturer of home products, distributor of building products and installer of building products, where he held various other positions beginning in 1984. Mr. Pearce began his career at Carroll Insulation and later served as branch manager at American Aluminum Insulation. He received from Kent Votech his Electrical Apprenticeship certification.

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Executive Officers and Certain Significant Employees

Henry T. Schmueckle Age 56 President, the Alpha Companies

Mr. Schmueckle has been President of the Alpha companies, installers of commercial waterproofing, insulation, fireproofing, and fire stopping, since 2012 and was named Chief Executive Officer in February 2020. He is currently responsible for estimating, development of new programs and the day-to-day operational needs of Alpha. Mr. Schmueckle joined the Alpha companies in 1988 and served as the General Manager of the San Antonio branch from 1989 to 1992, as Vice President from 1992 to 2012 and as President from 2012 to the present. During his 32 years with the Alpha companies, Mr. Schmueckle has been responsible for various strategic and growth initiatives. Mr. Schmueckle holds specialty trade contractor licenses in Louisiana, Arkansas, Tennessee, Alabama and Mississippi. He received an Associates’ Degree from Texas State Technical College in Applied Science Specializing in Building Construction Technology.

Vikas Verma Age 68 President, Commercial Development

In January 2019, Mr. Verma became our President of Commercial Development. His responsibilities include commercial acquisition sourcing, new commercial product development and organic growth of our commercial business. Mr. Verma founded the Alpha companies, installers of commercial waterproofing, insulation, fireproofing and fire stopping, where he served as the Chief Executive Officer (1982 – 2020) and President (1982 - 2012), responsible for business and market development, marketing, finance, insurance and bonding. Mr. Verma was the President of Alamo Insulation Co., a residential insulation company with offices in San Antonio and Corpus Christi, Texas from 1977 to 1982. Mr. Verma is a member of the boards of directors of the National Association of Minority Contractors and Cobb Boys and Girls Club, and has served on advisory boards for Synovus (previously Charter Bank), Owens Corning & Johns Manville. He holds a B.A. in Engineering and an Associate’s Degree in International Marketing and Marketing Management from University of Bombay. He also held the position of President for Georgia Walls & Ceilings Association and is a graduate of Leadership Atlanta.

Brad A. Wheeler Age 46 Regional President

Mr. Wheeler has been a Regional President since January 2015. He joined the Company in 2010 as Regional Manager and was responsible for the management of operations in several states. Since joining the Company, Mr. Wheeler has been responsible for the management of operations in several states, including Colorado, Texas, Florida and Georgia. Prior to joining us, Mr. Wheeler was a District and Branch Manager for Masco Contractor Services, an installer of building products, from 2001 to 2010. From 1996 to 2001, he held various positions at Cary Corporation, which was purchased by Masco Contractor Services. He attended Radford University and has been an active member of Vistage International CEO Organization since 2011.

Randall S. Williamson Age 59 Regional President

Mr. Williamson has been a Regional President since 2001. Since joining us, Mr. Williamson has been responsible for the management of operations in several states, including Massachusetts, New Jersey, New York and Michigan. He began his career in 1981 at Monroe Insulation and Gutter Company Incorporated, or Monroe, where he progressed to become Vice President in 1992. In 1996, Mr. Williamson purchased Monroe and merged it with other companies to form American Building Systems, Inc., where he served as President until 2001. American Building Systems, Inc. merged with us in 2001. He attended Colorado State University and serves on the board of governors for U.S. Grown Foods.

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Compensation Discussion & Analysis

COMPENSATION DISCUSSION & ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion & Analysis (“CD&A”) included in this Proxy Statement and has discussed the CD&A with members of the management team involved in the compensation process. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation Committee

Janet E. Jackson (Chair)

David R. Meuse

Michael H. Thomas

CD&A Table of Contents

Section 1 – Executive Summary	Page	Section 3 – Elements of our Compensation Program	Page

● Business Overview	38	● Components of Compensation	47

● Competitive Advantages	38	Section 4 – What We Paid in 2020

● Business Strategy	39	● Pay for Performance	50

● 2020 Performance Highlights	39	● 2020 Base Salary	51

● Pay for Performance Philosophy	41	● 2020 Performance-Based Incentive Cash Awards	51

● 2020 Say-on-Pay Voting Results	41	● 2020 Performance-Based Incentive Equity Awards	52

● 2020 Named Executive Officers	41	● Compensation Changes After December 31, 2020	53

● 2020 Executive Compensation at a Glance	41	Section 5 – Other Compensation and Policies

● 2020 Target Compensation Mix	42	● Executive Benefits and Perquisites	54

● Changes to Executive Compensation in 2021	42	● Post-Termination Compensation	55

● Key Compensation Practices	43	● Retirement / Post-Employment Benefits	55

Section 2 – How We Determine Pay		● Equity Grant Practices	55

● Our Compensation Objectives and Philosophy	43	● Tax Considerations	55

● Goals of Our Compensation Program	43	● Tax Gross-Ups	56

● Guiding Principles of Our Compensation Philosophy	44	● Stock Ownership Guidelines	56

● Our Executive Compensation Process	44	● Recoupment Policy	56

● Peer Group Analysis	45

● Consideration of Advisory Stockholder Vote on Executive Compensation	46

● Risk Assessment and Management	46

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Compensation Discussion & Analysis

Section 1 – Executive Summary

Business Overview

We are one of the nation’s largest new residential insulation installers and install diversified complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving, mirrors and other products. We manage all aspects of the installation process for our customers, including material procurement, project scheduling and logistics, multi-phase professional installation and quality inspection. We provide services for new and existing single- and multi-family residential end markets and commercial building end markets from our network of over 190 branch locations located throughout the continental United States.

Competitive Advantages

•  National scale with a strong local presence. Our national footprint allows us to take advantage of economies of

scale and gives us access to the best products, training and innovation available, while our local teams provide best in class installation and outstanding customer service.	Competitive Benefits of Diverse Service and Product Offering

•  Diversified product lines, end markets and geographies. Since 2013, we have reduced insulation installation revenue from 74% to 64% of our total revenue, significantly reducing product concentration. Our growing exposure to commercial end markets diversifies our customer base and makes our business less dependent on residential new construction. Our national footprint creates a balanced business model not concentrated in any geographic region.

•  Financial strength. We emphasize a strong balance sheet, which allows us to focus on strategic initiatives and pursue growth opportunities. Our minimal capital expenditure requirements support generation of strong free cash flows.

•  Broad customer base. We have a diverse customer base, including production and custom homebuilders, multi-family and commercial construction firms, homeowners and residential repair and remodeling contractors.

•  Supplier relationships. We have strong long-standing relationships with many of the manufacturers of our products, which, along with our purchasing power, often allows us to negotiate preferred material supply terms.

•  Highly experienced executives. Our executives have been directing our strategy for nearly 20 years, leading us through multiple housing industry cycles, providing valuable continuity and demonstrating an ability to improve operations and grow our business both organically and through acquisitions.

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Compensation Discussion & Analysis

Business Strategy

Our key strategic objectives include:

•	diversifying our product and service offerings, customer base and end markets and geographies, through acquisitions and organic growth
•	strengthening market share by working with profitable and efficient builders
•	cross-selling product lines in existing and new markets
•	enhancing profitability from our operating leverage and national scale
•	pursuing value enhancing acquisitions through our disciplined approach to valuation and pricing, targeting profitable markets and companies with strong reputations and customer bases
•	recruiting, developing and retaining exceptional employees by investing in our employees and our communities
•	expanding operations in the multi-billion dollar commercial end market

2020 Performance Highlights

Early in 2020, uncertainty arose as to the potential impact of nationwide COVID-19 closures on our operations. While some of our branches experienced intermittent closures, as 2020 progressed, it became clear that we had not experienced significant adverse financial effects due to closures, primarily because most states classified housing and commercial construction as essential businesses. We implemented increased safety protocols to protect our employees’ health, including detailed cleaning and disinfecting processes at our facilities, adhering to social distancing protocols, limiting the number of workers on our jobsites, suspending non-essential air travel, enhancing IT protocols to support and encourage employees to work remotely when possible, conducting virtual meetings and establishing protocols in the event of a confirmed case of the virus in any of our locations. As a result, we experienced minimal adverse effects on operations resulting from employee absences.

Our record 2020 financial and operating results reflect the continued success of our key business strategies. We have successfully enhanced our business platform through diversification of our products and services; expansion of our geographic footprint to strong housing markets, deepening our relationships with residential and commercial builders nationwide; and expansion of our mix of end markets.

Financial Highlights for the year ended December 31, 2020 ($ in millions)

Net Revenue
9.4%

Gross Profit
17.3%

Net Income
42.7%

Adjusted EBITDA
24.8%

See “Additional Information – Use of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

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Compensation Discussion & Analysis

Operational Highlights for 2020

Our product diversification strategy includes acquisitions of companies offering complementary products in our existing markets, introduction of new product offerings in existing markets and pursuit of new product categories in large commercial markets. Revenue from insulation services represented approximately 74% of total revenues in 2013 compared to 64% in 2020, demonstrating our continued success in revenue growth from product diversification.

Our end market expansion strategy includes acquisitions in residential markets and new commercial markets, opening new branches for the large commercial end market and leveraging our multi-family sales growth in existing branches. We experienced significant organic growth in the multi-family end market in 2020 of approximately 37.5% over 2019.

Our success is a direct result of the dedication and commitment of our more than 8,900 employees. Beginning in 2017, we implemented a number of initiatives to help improve employee retention by supporting our employees, their families and the communities in which they live and work. See “Corporate Governance – Corporate Responsibility – Our People and – Our Communities.” These programs have continued to positively impact retention rates. Since 2017, we have reduced our employee turnover to a level significantly below industry averages, according to the Bureau of Labor Statistics.

Our business began in 1977 with one location in Columbus, Ohio. In the late 1990s, we began our acquisition strategy with the goal of creating a national platform. Since 1999, we have successfully completed and integrated 160 acquisitions, which has allowed us to generate significant scale and to diversify our product offerings while expanding into some of the most attractive new construction markets in the United States. Our track record of strategic and tuck-in acquisitions continued in 2020, during which we successfully acquired and integrated nine companies representing over $107 million in annual revenues.

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Compensation Discussion & Analysis

Pay for Performance Philosophy

Our executive compensation philosophy is to provide a competitive compensation package weighted toward Company performance and aligned with our stockholders’ long-term interests. A significant percentage of our executive compensation is in the form of performance-based awards. The Compensation Committee believes that our executive compensation program drives performance and increases stockholder value.

2020 Say-on-Pay Voting Results

Our executive compensation program received strong support from our stockholders in 2020, with 98% of the votes cast at the 2020 annual meeting voting in favor. The Compensation Committee believes that this level of support of our executive compensation program is indicative of our stockholders’ strong support of our compensation philosophy and goals, and influenced its decision to maintain a consistent approach for 2021.

2020 Named Executive Officers (“NEOs”)

Name	Position	Since
Jeffrey W. Edwards	President, Chief Executive Officer and Chairman	1999
Michael T. Miller	Executive Vice President and Chief Financial Officer	2004
Jay P. Elliott	Chief Operating Officer	2013
W. Jeffrey Hire	President, External Affairs	2013
Jason R. Niswonger	Senior Vice President, Finance & Investor Relations	2015

2020 Executive Compensation at a Glance

Name	Base Salary ($)	Performance- Based Cash Award Earned ($)	Performance- Based Cash Award Actually Paid ($)(1)	Performance- Based Restricted Stock Award at Grant Date Fair Value ($)	Total ($)(2)
Jeffrey W. Edwards	714,000	862,650	–	2,502,676	4,079,326
Michael T. Miller	357,000	335,475	–	875,953	1,568,428
Jay P. Elliott	420,000	419,344	–	938,503	1,777,847
W. Jeffrey Hire	341,000	119,813	119,813	140,821	601,633
Jason R. Niswonger	319,000	119,813	119,813	134,648	573,461

(1)

Messrs. Edwards, Miller and Elliott agreed in advance to waive all performance-based incentive cash awards earned in 2020 to assist in funding programs under our Foundation. This column represents performance-based cash awards actually paid to each NEO.

(2)	Represents the sum of Base Salary, Performance-Based Cash Award Earned and Performance-Based Restricted Stock Award at Grant Date Fair Value.

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Compensation Discussion & Analysis

2020 Target Compensation Mix

Our executive compensation program for 2020 consisted of three components: base salary, performance-based cash awards and performance-based restricted stock awards. The illustration below reflects the mix of target executive compensation for 2020 and highlights the at-risk portion of total target compensation:

Changes to Executive Compensation in 2021

For 2021, the Compensation Committee increased base compensation and target incentive compensation levels for our NEOs based on performance, job responsibilities and market pay practices, taking into consideration internal pay equity. The Compensation Committee also considered the appropriate mix of compensation elements for each individual.

Name	Base Salary Increases ($)	Performance- Based Cash Target Increases ($)	Performance- Based Equity Award Target Increases ($)
Jeffrey W. Edwards	36,000	100,000	450,000
Michael T. Miller	18,000	40,000	142,500
Jay P. Elliott	20,000	51,250	158,750
W. Jeffrey Hire	34,000	17,500	17,750
Jason R. Niswonger	36,000	17,500	23,500

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Compensation Discussion & Analysis

Key Compensation Practices

What We Do	What We Don’t Do

✓ Pay for Performance – A substantial percentage of our executive compensation is based on objective pre-established performance metrics consistent with our strategy and paid based on achievement of those goals

× No Tax Gross-Ups – We do not provide for tax gross-ups for perquisites or other benefits for executives or with respect to excise taxes pursuant to Section 280G of the Code
✓ Balanced Compensation Mix – NEOs are paid a mix of salary, performance-based cash bonuses and performance-based restricted stock awards	× No Pension Plans – We do not have pension plans or other retirement benefits for our executives that are not available to other employees

✓ Multi-year Vesting of Equity Awards – Earned shares of performance-based restricted stock vest over a two-year period after the performance target is met, promoting retention and enforcing a culture of long-term success

× No Hedging – Our Insider Trading Policy prohibits hedging and other monetization transactions involving our securities
✓ Limited Perquisites – We provide minimal perquisites to our NEOs that are not available to other salaried employees	× No Short Sales – We do not permit short sales or other speculative transactions in Company securities
✓ Competitive Pay – An independent consultant provides market data to assess compensation competitiveness and compensation levels are targeted near the median of our peers	× No Option Repricing – Our 2014 Omnibus Incentive Plan prohibits repricing underwater stock options without the approval of our stockholders
✓ Robust Clawback Policy – Our clawback policy allows recovery of incentive and other compensation in the event of a restatement of our financial statements or other triggering events	× No Single Trigger on a Change in Control– We do not provide for automatic accelerated vesting of incentive awards upon a change in control
✓ Stock Ownership Requirements – NEOs are required to hold Company stock in a multiple of base salary, aligning their interests with our stockholders	× No Pledging – Our Insider Trading Policy prohibits pledging our common stock and holding our common stock as collateral or in a margin account
✓ Annual Say-on-Pay Vote – We value stockholder input and seek an annual advisory vote on executive compensation from our stockholders	× No Employment Agreements – We do not have employment agreements with our executives other than our Chief Executive Officer

Section 2 – How We Determine Pay

Our Compensation Objectives and Philosophy

Our executive compensation philosophy is to provide a competitive compensation package weighted toward Company performance and aligned with our stockholders’ long-term interests. Our executive compensation program is both reflective of the strategic value of the individual’s position and designed to ensure long-term retention and motivation.

Goals of Our Compensation Program

•	To attract, motivate and retain exceptional executives who are critical to sustained long-term Company performance and stockholder value creation.
•

To align the interests of our key executives with the long-term interests of our stockholders by tying a significant amount of executive compensation to the achievement of performance metrics related to our business strategy and financial performance.

•

To motivate our executives to perform at the highest level, to achieve our financial and strategic goals and to reinforce our commitment to high-quality service, which is the pillar of our local operations and is primarily responsible for the strength of our long-standing relationships with our customers and suppliers.

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Compensation Discussion & Analysis

Guiding Principles of Our Compensation Philosophy

•

Pay for Performance. We reward our executives’ achievements by linking a significant portion of their compensation to the Company’s financial and operational performance. Our incentive compensation program is subject to a pre-established objective performance metric that reflects strategic and operational objectives. Incentive compensation varies based on the extent to which the objective is met - if at least 80% of the target is not met, then no incentive compensation is payable, while if the target is exceeded, executives have an opportunity to earn above-target incentive compensation.

•	Competitive Pay. Our compensation program is designed to attract, retain, motivate and reward top talent through the use of elements that are flexible and competitive with our peers.
•

Internal Pay Equity. We believe that internal pay equity is an important factor in ensuring fairness and encouraging a collaborative effort among our executive team. The Compensation Committee reviews compensation levels to ensure that appropriate internal pay equity exists, including review of each NEO’s pay components and levels relative to other NEOs, considering experience, leadership role, seniority and level of responsibility.

•

Aligned with Stockholders. A significant portion of our executives’ compensation is in the form of at-risk performance-based cash awards and performance-based equity awards that, if earned, vest over an additional two years after the performance period. We award restricted stock based on a number of shares, rather than a dollar value, so that the value of an executive’s equity-based award fluctuates with the price of our common stock during the performance period and the vesting period, which aligns the long-term interests of our executives and our stockholders. In furtherance of this principle, our NEOs are required to maintain levels of ownership of our common stock based upon a multiple of their salaries.

Our Compensation Committee considers the overall mix of cash and equity compensation, annual and long-term incentives and fixed and variable pay in determining our executive compensation. The Compensation Committee does not follow any pre-established policies, guidelines or formulas for allocating compensation mix, instead retaining flexibility by determining annually what it believes is the appropriate mix of compensation.

Our Executive Compensation Process

Role of the Compensation Committee. Our Compensation Committee, comprised solely of independent directors, is responsible for the oversight, establishment, implementation and administration of our executive compensation program. During the first quarter of each year, the Compensation Committee, in consultation with our Chief Executive Officer and Chief Financial Officer, determines incentive compensation earned by our NEOs based on the prior year’s performance and finalizes performance metrics and target incentive compensation levels for the current year. Later in the year, the Compensation Committee reviews materials relating to peer group composition and other information that forms the basis for future decisions. The Compensation Committee sets compensation consistent with our compensation philosophy and objectives and competitive with our peers, considering a balance of information, among other things, the experience, leadership, level of responsibility and performance of the executive team, retention, internal equity considerations and industry competitiveness. While the Compensation Committee consults with management and its independent compensation consultant in determining our compensation program, final authority for our program and performance objectives rests solely with the Compensation Committee. For more information regarding the Compensation Committee, see “Corporate Governance – Board Committees – Compensation Committee.”

Role of Executives. In the course of determining executive compensation, the Compensation Committee from time to time solicits input from management. The Compensation Committee believes this input is valuable because of the Chief Executive Officer’s and Chief Financial Officer’s comprehensive knowledge of our business, operations and financial and strategic goals. Our Chief Executive Officer and Chief Financial Officer (i) provide data, analysis and recommendations to the Compensation Committee regarding the Company’s executive compensation programs, (ii) annually evaluate the performance of our named executive officers (other than themselves) based on each individual’s performance, length of service, experience, level of responsibility and achievement of Company strategic goals, and (iii) propose to the Compensation Committee the performance metrics to be used to determine

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Compensation Discussion & Analysis

target awards under our performance-based incentive programs. The Compensation Committee retains sole authority to determine all elements of executive compensation, but from time to time delegates certain administrative duties to management and the human resources department.

Role of Compensation Consultants. The Compensation Committee engages Meridian Compensation Partners, LLC, (“Meridian”), to provide market data with respect to publicly-traded companies similar in size and industry in connection with executive and non-employee director compensation. Meridian reports directly to the Compensation Committee. In 2020, the Compensation Committee engaged Meridian to perform a comprehensive review of our executive compensation and non-employee director programs and to conduct market comparisons to assist the Compensation Committee in its responsibilities. The Compensation Committee and management first worked with Meridian to develop an appropriate peer group of publicly-traded companies. Meridian then provided an independent review of the executive and non-employee director compensation practices in our peer group. Meridian provided advice and recommendations about the Company’s executive compensation program, including an analysis of overall competitiveness to market. The Compensation Committee considered Meridian’s advice in structuring our compensation program. The Compensation Committee intends to engage Meridian to update its review of our executive compensation program biannually. In connection with the engagement of Meridian, the Compensation Committee considered and assessed all relevant factors, including those set forth in applicable SEC and NYSE rules, that could give rise to a potential conflict of interest with respect to Meridian. Based upon this review, the Compensation Committee determined that engaging Meridian did not raise any conflict of interest.

Peer Group Analysis

Meridian, in consultation with our management and Compensation Committee, compiled a report in October 2020 of compensation data for executive officers and non-employee directors in our peer group. The data included base salary, target cash incentive compensation, long-term incentive awards, target total compensation and variable pay mix. Meridian compiled this data from the proxy disclosures of the peer group and from published surveys.

The Compensation Committee reviewed Meridian’s report summarizing the target total cash compensation (base salary plus target annual incentive) and target total compensation (base salary plus target annual incentive plus long-term incentive) for each of our NEOs against benchmarks at the 25th, median and 75th percentiles of the market for positions comparable to those held by each of our NEOs. For retention, motivation and competitive considerations, the Compensation Committee targets each NEO’s total cash compensation and total direct compensation levels at approximately the median of the peer group.

Using the information provided by Meridian, the Compensation Committee reviewed executive compensation data at peer companies to gauge the reasonableness and competitiveness of our executive compensation program. Comparison to our peer group is one of several factors considered by the Compensation Committee, but is not determinative. Individual compensation is based on numerous factors, including performance, length of service, experience, level of responsibility, competitive compensation data and performance of the Company. While the Compensation Committee does not establish executive pay based solely on peer group data, it believes that our pay levels and practices should be within a range of competitiveness with our peer group.

In determining our peer group, Meridian recommended that the Compensation Committee consider a number of factors for each potential peer company, including industry classification and business-specific characteristics (scope and products and services), size (revenues and market capitalization) and frequency of inclusion in the peer groups of other peers of the Company. The Compensation Committee believes our selected peer group provides a sufficient sample size from which to draw conclusions and reflects a representative market for executive talent.

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Compensation Discussion & Analysis

Upon consultation with management and Meridian, the Compensation Committee has selected the following 13 companies as our peer group. Certain of our peers were replaced or eliminated due to acquisition or size changes to maintain a balance of appropriate size, revenues, industry and presence as a competitor for executive talent. Our peer group for 2020 is set forth below:

Peer Group	Market Cap(1) ($ in Millions)	Peer Group	LTM Revenue(1) ($ in Millions)
Trex Company, Inc.	$9,693.7	M/I Homes, Inc.	$3,046.1
TopBuild Corp.	$6,079.1	TopBuild Corp.	$2,718.0
Advanced Drainage Systems, Inc.	$5,890.4	Patrick Industries, Inc.	$2,486.6
Simpson Manufacturing Co., Inc.	$4,057.7	LGI Homes, Inc.	$2,367.9
Armstrong World Industries, Inc.	$3,560.3	Masonite International Corp.	$2,257.1
Installed Building Products, Inc.	$3,037.6	Advanced Drainage Systems, Inc.	$1,909.7
LGI Homes, Inc.	$2,656.9	Installed Building Products, Inc.	$1,653.2
Masonite International Corp.	$2,409.6	Simpson Manufacturing Co., Inc.	$1,267.9
Gibraltar Industries, Inc.	$2,339.6	Cavco Industries, Inc.	$1,056.9
Cavco Industries, Inc.	$1,612.1	Gibraltar Industries, Inc.	$1,032.6
Patrick Industries, Inc.	$1,596.9	Armstrong World Industries, Inc.	$936.9
M/I Homes, Inc.	$1,273.1	PGT Innovations, Inc.	$882.6
PGT Innovations, Inc.	$1,199.3	Trex Company, Inc.	$880.8
Peer Group Median	$2,656.9	Peer Group Median	$1,653.2
Peer Group 75th Percentile	$4,057.7	Peer Group 75th Percentile	$2,367.9

(1)	As of December 31, 2020

Consideration of Advisory Stockholder Vote on Executive Compensation

Our executive compensation program received substantial stockholder support at the 2020 annual meeting, with more than 98% of the votes cast by our stockholders voting in favor. The Compensation Committee believes that this level of support is indicative of our stockholders’ strong support of our executive compensation philosophy and goals. Say-on-pay votes provide valuable information regarding stockholder sentiment about our compensation program, which the Compensation Committee carefully reviews and considers when making future decisions. Upon consideration of the 2020 say-on-pay vote, the Compensation Committee maintained a similar compensation structure for 2021. In accordance with the preference expressed by our stockholders in our most recent say-on-frequency vote in 2017 and as a matter of good corporate governance, our Board has committed to having an annual say-on-pay vote.

Risk Assessment and Management

We believe the design of our compensation program mitigates any incentive for short-term risk-taking by executives that could be detrimental to the long-term best interests of the Company and its stockholders. The Compensation Committee believes that any risks arising from our compensation programs are minimal and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the following features of our executive compensation program appropriately mitigate potential risks:

•	Performance Metrics. Pre-established performance metrics used to determine incentive award opportunities are designed to reward success without encouraging excessive risk taking.

•

Equity Vesting. Our executives are awarded performance-based restricted stock awards that, if earned, vest over two years after satisfaction of performance goals based on continued service, rewarding stability and sustained performance.

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Compensation Discussion & Analysis

•	Equity Retention. Our stock ownership policy requires our executives to beneficially own our common stock with a fair market value in various multiples of base salary.

•

No Hedging or Pledging. NEOs are prohibited from engaging in any hedging or monetization transactions involving Company securities, pledging any Company securities as collateral for a loan and holding Company securities as collateral in a margin account. Any person who is (i) engaged in a hedging transaction involving Company securities, (ii) pledging Company securities as collateral for a loan or (iii) holding Company securities as collateral in a margin account is not eligible for election or re-election as a director.

•

Clawback Policy. The Compensation Committee has the ability to recoup compensation paid to an executive officer in the event of a restatement of our financial statements, or if an executive has engaged in grossly negligent or intentional misconduct that is a significant contributing factor to an accounting restatement, any significant increase in the value of such executive’s incentive compensation or any substantial financial or reputational harm to the Company.

•	Other Factors. Other mitigating factors include benchmarking compensation, oversight by a committee of independent directors and a mix of fixed and variable incentive compensation.

Section 3 – Elements of our Compensation Program

Components of Compensation

Our executive compensation program is designed to be simple, competitive and link pay to performance. Our approach to executive compensation for the 2020 fiscal year was substantially the same as the approach approved by our stockholders at the 2020 annual meeting.

Our executive compensation program includes the following key elements:

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Compensation Discussion & Analysis

Our executive compensation includes both fixed components (base salary and benefits) and variable components (short- and long-term incentive awards) that are directly tied to our financial and operational performance. The Compensation Committee annually considers the mix of compensation and may make adjustments after giving consideration to evolving circumstances, the individuals involved and their responsibilities and performance. The Compensation Committee believes this mix of components is appropriate because it incentivizes our NEOs to focus on both short- and long-term success and aligns their interests with those of our stockholders. The Compensation Committee also believes that this mix is consistent with companies in our peer group. The Compensation Committee strives to achieve an appropriate balance among the elements of our compensation program, but does not apply any set formula in allocating the components. We provide very few perquisites or other special benefits to our executive officers that are not generally available to our salaried employees, other than auto allowances (including insurance) and cell phones. We provide no pension plans or other retirement benefits to our executive officers other than our 401(k) plan, which is generally available to all of our employees, and our non-qualified deferred compensation plan, which allows our executive officers and other highly compensated employees to defer a portion of their eligible compensation above 401(k) plan limits.

Base Salary. We provide base salaries to our NEOs to compensate them for performing day-to-day responsibilities and to provide competitive fixed pay to balance at-risk compensation, which is a substantial part of our NEOs’ compensation. Base salary is intended to provide a fundamental level of compensation so that the NEOs do not feel pressured to take unnecessary or excessive risks or to focus on the price of our common stock. The Compensation Committee reviews base salaries no less than annually, usually in the first quarter of each year, and takes into consideration the scope of the executive’s responsibilities, experience, individual performance, competitive market salary levels, internal pay equity and overall mix of compensation elements. Salary adjustments, if any, typically become effective on April 1 of each year. Our Chief Executive Officer’s employment agreement provides for a minimum annual base salary of $600,000, but does not provide for any guaranteed salary increases. See “Employment Agreement with Jeffrey W. Edwards” below for more information.

Performance-Based Cash Incentives. We provide our NEOs with annual performance-based cash incentive opportunities, which are designed to reward achievement of short-term performance goals. Incentive award opportunities are tied to the achievement of an objective pre-determined performance metric that is directly related to our financial and strategic goals for the year. In February of each year, the Compensation Committee, after considering the recommendations of management, sets an annual financial performance target for the year based on the criteria under our 2014 Omnibus Incentive Plan and establishes for each NEO a target cash bonus expressed as a fixed dollar amount. The cash bonus earned may be above or below target, based on the degree to which the performance metric is met. The executive generally must remain employed through the end of the performance period to be eligible for any cash bonus. Termination of employment for any reason prior to the actual payment date (except in the case of death) generally results in forfeiture of the incentive cash bonus.

In setting performance goals each year, the Compensation Committee uses a one-year performance metric so that performance targets reflect current industry conditions, taking into account that the Company operates in the residential and commercial construction industry, which is cyclical, seasonal and highly sensitive to economic and housing market factors over which our executives have no control, including interest rates; inflation; employment levels; housing demand; affordability; material prices; availability and pricing of mortgage financing; financial, political system and credit market stability; consumer confidence and general economic conditions.

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Our strategies for growth encompass a number of goals, including:

The Compensation Committee currently uses Adjusted EBITDA as our performance metric because the committee believes that it serves as the best measure of the success of our growth strategies, provides an effective incentive to maximize operating profitability and aligns management awards with the financial interests of our stockholders. The Compensation Committee believes Adjusted EBITDA is the most useful measure of profitability and operating performance as it measures changes in pricing decisions, cost controls and other factors that impact operating performance and removes the effect of our capital structure, asset base, items outside our control and volatility related to the timing and extent of activities such as asset impairments and non-core income and expenses. The annual performance target set by the Compensation Committee is based on the budget approved by the Board and the annual and long-term business plan established at the beginning of each fiscal year and is intended to be challenging but fair. The budget and business plan are based upon certain assumptions and estimates of the housing and commercial markets, Company growth objectives and overall economic conditions. The performance target established by the Compensation Committee in the first quarter is periodically adjusted throughout the year to account for the impact of completed acquisitions. The Compensation Committee expects to continue to re-assess the performance metric selection and goal setting processes annually. See “Additional Information – Use of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

Performance-Based Equity Incentives. A substantial component of our executive compensation program consists of rewards for long-term growth and enhancement of stockholder value through the use of performance-based incentive equity awards with a two year time-based vesting schedule after the performance goal is met. The Compensation Committee believes that long-term incentive compensation is an effective way to retain a strong executive team and provide them with incentives to focus on the Company’s long-term success.

To align our executive compensation program with our strategy and performance, the Compensation Committee grants target incentive awards of restricted stock to our NEOs that are performance-based over a one year performance period and which, if earned, vest over two years of continued service after the performance goal is met. The Compensation Committee has determined, for the reasons outlined in “Performance-Based Cash Incentives” above, to use a one-year performance metric of Adjusted EBITDA. In order to achieve a balance between the advisability of setting an annual performance metric and our desire to align the interests of our NEOs with the long-term interests of our stockholders, the Compensation Committee has added a time-vesting component to the performance-based awards. Performance-based restricted stock targets are based on a fixed number of shares, rather than a dollar amount, so that the value of the executive’s award fluctuates with the price of our common stock during the performance period, the vesting period and thereafter. Performance-based restricted stock awards actually earned may be above or below the target award, based on the degree to which the performance metric is met. If the performance metric is achieved at a minimum of 80%, the restricted stock is earned and vests in equal installments over the next two years, generally subject to the NEO’s continued employment on the applicable vesting date.

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Compensation Discussion & Analysis

The Compensation Committee believes that adding the two-year vesting period serves as a valuable retention incentive for our NEOs, whose skills and experience are sought after within the industry. The Compensation Committee also believes that granting long-term restricted stock awards aligns the executive officers’ interests directly with those of our stockholders, as the executive officers will realize greater or lesser value based on our stock price during the performance and vesting period, which will parallel that of our stockholders over the same period. The Compensation Committee further believes the restricted stock awards focus our NEOs on our long-term performance and discourages excessive risk-taking in the short-term.

In the event of a change in control (as defined in the 2014 Omnibus Incentive Plan), the Compensation Committee may cause any unvested shares of restricted stock to be continued or assumed, to have new rights substituted therefor, to entitle the NEOs to receive the same distribution as other shares of common stock in the change in control transaction or to be cancelled in exchange for cash. The Compensation Committee may also determine to accelerate vesting in connection with a change in control. If a named executive officer engages in “detrimental activity,” as defined in the 2014 Omnibus Incentive Plan, prior to or one year following vesting of any restricted stock, the Compensation Committee may direct that all unvested restricted stock be forfeited and that the executive pay to the Company the fair market value of vested restricted stock (valued as of the vesting date).

Section 4 – What We Paid in 2020

Pay for Performance

The Compensation Committee believes that total compensation for the Company’s named executive officers should align with the Company’s performance. Consistent with that philosophy, in 2020 approximately 81.6% of our Chief Executive Officer’s and an average of 66.8% of our other named executive officers’ total target compensation was at risk and linked with the Company’s actual operational and financial performance. Any performance-based cash or restricted stock award earned by our NEOs depends upon the Company’s achieved Adjusted EBITDA during the performance period as compared against the target set by the Compensation Committee. The value of the restricted stock awards actually received by our NEOs can differ substantially from the grant date values reported in the Summary Compensation Table because performance-based restricted stock is awarded as a number of shares rather than a fixed dollar amount, so that the value of the restricted stock award fluctuates with our stock price during the performance period and the additional two year vesting period.

The chart below sets forth the reported and realized pay of our CEO for 2018, 2019 and 2020 compared against the Company’s stock price for the same period.

The amounts in the chart reflect base salary, performance-based cash bonus and performance-based restricted stock for the periods presented. The “SCT” columns depict the data reported in the Summary Compensation Table for the periods presented. The “Realized” columns depict the actual value received by our CEO, including earned performance-based cash bonus (disregarding the waiver of such amounts to assist in the funding of Foundation programs) and the fair value of performance-based restricted stock awarded on February 19, 2020 ($77.28 per share) for 2019 and February 22, 2021 ($123.32 per share) for 2020, the dates upon which the Compensation Committee certified the achievement of the year’s performance metric.

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The graphs below show the realized total direct compensation of our Chief Executive Officer from the chart above, measured against our financial performance (in millions) for 2019 and 2020:

2020 Base Salary

The table below sets forth the base salaries for our NEOs as of December 31, 2020:

Name	2020 Base Salary ($)	Increase ($)	Percentage Increase in Base Salary (%)	Percentage of Total Compensation (%)
Jeffrey W. Edwards	714,000	34,000	5.0	17.4
Michael T. Miller	357,000	17,000	5.0	22.5
Jay P. Elliott	420,000	20,000	5.0	23.4
W. Jeffrey Hire	341,000	31,000	10.0	54.5
Jason R. Niswonger	319,000	29,000	10.0	54.6

The Compensation Committee determined to increase the base salaries of our NEOs as a result of their increasing responsibilities, strong individual performance and peer practices. Base salary increases were intended to become effective on April 1, 2020; however, uncertainty arose prior to that date as to the potential impact on the Company’s business in the wake of nationwide COVID-19 closures. Due to this uncertainty, the NEOs determined that it would be in the best interests of the Company and its stockholders to waive 2020 base salary increases, a decision that was supported by the Compensation Committee. As 2020 progressed, the Compensation Committee noted that the Company had not experienced significant adverse financial effects due to closures, primarily because most states categorized housing and commercial construction as essential businesses. The base salary increases were reinstated effective July 27, 2020, on a non-retroactive basis.

2020 Performance-Based Incentive Cash Awards

In consultation with our Chief Executive Officer and Chief Financial Officer, in February 2020, the Compensation Committee considered corporate goals and objectives for our named executive officers for the 2020 fiscal year. Based on management’s strategic and operational goals and considering management’s short- and long-term budgets and projections, the Compensation Committee established an Adjusted EBITDA target of $225,084,000 as the 2020 performance metric for our NEOs’ performance-based incentive awards, to be adjusted throughout the year for the impact of acquisitions during the performance period. The Compensation Committee determined that the performance goal would be challenging, but reasonable, given general projections for our industry.

The Compensation Committee set target performance-based incentive cash awards for each NEO as set forth in the table below. The target awards were increased for 2020 to bring compensation levels more in alignment with

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Compensation Discussion & Analysis

the Company’s peers, to compensate our officers based on their increasing responsibilities due to Company growth and to encourage our executive team to continue to focus its efforts on further increasing Company growth and creating stockholder value. The amount of an NEO’s incentive cash award earned was equal to the NEO’s target award multiplied by the percentage of the Adjusted EBITDA target achieved. No incentive award would be earned if the Company’s actual Adjusted EBITDA during 2020 was less than 80% of the target, as adjusted for acquisitions. No maximum amount was established; however, even if target performance was achieved, the Compensation Committee retained the discretion to reduce the amount of the award. Unless otherwise determined by the Compensation Committee, payment of any incentive cash award is generally subject to the NEO remaining employed through the payment date. Incentive cash awards are subject to clawback under the terms of our recoupment policy.

In 2019, we announced the establishment of our Foundation in partnership with the Columbus Foundation. The Compensation Committee discussed with management prior to the establishment of the Foundation, and prior to establishing the 2020 performance target, the desire of Messrs. Edwards, Miller and Elliott to forego their incentive cash awards for the 2020 performance period to assist in funding awards under the Foundation, which is funded entirely by the Company and certain of our directors, officers and employees. The Compensation Committee considered the objectives of the Foundation and management’s dedication to meaningful employee and community initiatives. The Compensation Committee and management discussed that the executives would waive payment of any amounts to which they would have otherwise been eligible, no matter the extent to which the performance metric was satisfied, in favor of diverting such amounts to fund Foundation programs. The Compensation Committee approved the advance waiver of any earned 2020 incentive cash awards by Messrs. Edwards, Miller and Elliott.

In February 2021, the Compensation Committee met to review the results of the Company’s performance against the target Adjusted EBITDA performance metric. The Company’s final Adjusted EBITDA target, as adjusted for the impact of acquisitions during the year, was $230,582,000. Actual Adjusted EBITDA was $245,570,000, or approximately 106.5% of target.

The following table shows each NEO’s 2020 target incentive cash award, earned incentive cash award and paid incentive cash award. Through their waived performance-based incentive cash awards, Messrs. Edwards, Miller and Elliott contributed $862,650, $335,475 and $419,344, respectively, toward funding Foundation programs.

Name	Target Cash Incentive ($)	Earned Cash Incentive ($)	Earned Cash Incentive as a Percentage of Total Compensation (%)	Earned Cash Incentive Paid ($)
Jeffrey W. Edwards	810,000	862,650	21.1	–
Michael T. Miller	315,000	335,475	21.1	–
Jay P. Elliott	393,750	419,344	23.3	–
W. Jeffrey Hire	112,500	119,813	19.1	119,813
Jason R. Niswonger	112,500	119,813	20.5	119,813

The performance-based incentive cash awards paid to our NEOs for 2020 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

2020 Performance-Based Incentive Equity Awards

In February 2020, the Compensation Committee met to consider and finalize the performance metric for our 2020 performance-based incentive equity awards. The Compensation Committee determined, for the reasons outlined in “Section 3 – Elements of Our Compensation Program – Performance-Based Cash Incentives” above, to use a one-year performance metric of Adjusted EBITDA. The target chosen by the Compensation Committee for the

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incentive equity award program was the same as that chosen for the incentive cash award program. In order to achieve a balance between setting an annual performance metric and its desire to align the interests of our NEOs with the long-term interests of our stockholders, the Compensation Committee added a time-vesting component to the performance-based equity awards. The performance-based restricted stock awards actually earned by an executive could be above or below the target award, based on the degree to which the performance metric was met. If the performance metric is achieved at a minimum of 80%, the restricted stock is earned and vests in equal installments over two years, generally subject to the NEO’s continued employment on each vesting date. Target awards are based on a number of shares rather than a dollar amount, so that the potential value of the award fluctuates with the price of our common stock during both the performance period and the vesting period.

In February 2021, the Compensation Committee met to review the results of the Company’s financial performance against the target performance metric. Consistent with the incentive cash award program, the Company’s final Adjusted EBITDA target, as adjusted for the impact of acquisitions during the performance period, was $230,582,000. Actual Adjusted EBITDA was $245,570,000, or 106.5% of target.

The following table shows each NEO’s 2020 target incentive equity award, earned incentive equity award and the fair values of the awards at the grant date and award date:

Name	Target Performance- Based Restricted Stock (#)	Performance- Based Restricted Stock Potential Payout Grant Date Fair Value ($)(1)	Earned Performance- Based Restricted Stock (#)	Earned Performance- Based Restricted Stock Payout Fair Value ($)(2)
Jeffrey W. Edwards	30,408	2,349,930	32,385	3,993,718
Michael T. Miller	10,643	822,491	11,335	1,397,832
Jay P. Elliott	11,403	881,224	12,144	1,497,598
W. Jeffrey Hire	1,711	132,226	1,822	224,689
Jason R. Niswonger	1,636	126,430	1,742	214,823

(1)	The grant date fair value was determined by multiplying the closing price of the Company’s common stock on February 19, 2020 ($77.28) by the number of target shares.

(2)

The earned fair value was determined by multiplying the closing price of the Company’s common stock on February 22, 2021 ($123.32) by the number of shares awarded. The restricted stock that is earned vests in equal installments over two years (subject to continued employment), and the actual value on the vesting date will be based on the closing price of the Company’s common stock on such vesting date.

Compensation Changes after December 31, 2020

2021 Base Salary Increases. The Compensation Committee made the following adjustments to the base salaries of our named executive officers, effective April 1, 2021, to more closely align the compensation of our executives with those of our peers and based on the Company’s strategic and financial performance:

Name	2020 Base Salary ($)	2021 Base Salary ($)	Increase ($)	Increase (%)
Jeffrey W. Edwards	714,000	750,000	36,000	5.0
Michael T. Miller	357,000	375,000	18,000	5.0
Jay P. Elliott	420,000	440,000	20,000	4.8
W. Jeffrey Hire	341,000	375,000	34,000	10.0
Jason R. Niswonger	319,000	355,000	36,000	11.3

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Compensation Discussion & Analysis

2021 Performance-Based Cash Compensation. The Compensation Committee continued our performance-based incentive cash program for 2021 on substantially the same terms as the program approved by our stockholders in 2020. Target awards for 2021 were increased according to market pay practices and to reward our NEOs for the financial and operational success of the Company.

Name	2020 Target Cash Bonus ($)	2021 Target Cash Bonus ($)	Increase ($)	2021 Target Cash Bonus as Percentage of Total Target Compensation (%)
Jeffrey W. Edwards	810,000	910,000	100,000	24.5
Michael T. Miller	315,000	355,000	40,000	25.4
Jay P. Elliott	393,750	445,000	51,250	31.6
W. Jeffrey Hire	112,500	130,000	17,500	46.4
Jason R. Niswonger	112,500	130,000	17,500	46.4

2021 Performance-Based Equity Compensation. The Compensation Committee determined that each NEO is eligible to receive the target number of shares of restricted stock set forth in the table below, based on the achievement of performance goals. The performance metric and terms of the equity awards are the same as those used for incentive cash awards. If any restricted stock is earned, it will vest in two equal installments on April 20, 2023 and April 20, 2024, generally subject to the NEO’s continued employment on each vesting date. The restricted stock vests in full in the event of an NEO’s death. The Compensation Committee has discretion to adjust any award, even if fully earned.

Name	2020 Target Restricted Stock Target (#)	2020 Target Restricted Stock Fair Market Value on Grant Date ($)	2021 Target Restricted Stock Target (#)	2021 Target Restricted Stock Fair Market Value on Grant Date ($)	2021 Target Restricted Stock Grant Date Fair Value as a Percentage of Total Target Compensation (%)
Jeffrey W. Edwards	30,408	2,349,930	22,705	2,799,981	75.5
Michael T. Miller	10,643	822,491	8,433	1,039,958	74.6
Jay P. Elliott	11,403	881,224	7,825	964,979	68.4
W. Jeffrey Hire	1,711	132,226	1,216	149,957	53.6
Jason R. Niswonger	1,636	126,430	1,216	149,957	53.6

Section 5 – Other Compensation and Policies

Executive Benefits and Perquisites

The Company offers no perquisites to our NEOs that are not generally available to salaried employees, other than auto leases or allowances (including insurance) and cell phones. Such perquisites do not pay a significant role in our executive compensation program. The perquisites and other benefits provided to our named executive officers are set forth in the “All Other Compensation” column of the Summary Compensation Table below. From time to time, our NEOs may travel by chartered aircraft services to facilitate travel that is directly related to the performance of their duties.

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Post-Termination Compensation

We do not have severance or change-in-control arrangements with our named executive officers, except for Mr. Edwards. If a NEO’s employment is terminated due to retirement or disability, the Compensation Committee may, in the exercise of its discretion, determine to accelerate vesting of restricted stock awards and to waive any limitations placed on performance-based cash awards. If an NEO’s employment is terminated due to the executive’s death, all earned but unvested restricted stock awards automatically vest in full.

The Company has entered into an employment agreement with Mr. Edwards, the terms of which are more fully described below under the caption “Employment Agreement with Jeffrey W. Edwards.” Under the terms of his employment agreement, Mr. Edwards is entitled to certain severance benefits in the event his employment is terminated by the Company without “Cause” or by Mr. Edwards for “Good Reason,” as defined in the employment agreement. These benefits include salary continuation, a lump sum cash payment and payment of earned but unpaid or unissued performance-based incentive awards. Details of the arrangement with Mr. Edwards are described under “Potential Payments Upon Termination or Change in Control” below. We have entered into non-compete agreements with each of our named executive officers.

Retirement / Post-Employment Benefits

The Company does not provide any retirement programs or similar benefits to its NEOs other than our 401(k) program, which is generally available to all of our employees, and our non-qualified deferred compensation plan, which allows our executive officers and other highly compensated employees to defer a portion of their eligible compensation above 401(k) plan limits.

Equity Grant Practices

The Compensation Committee’s practice has been to grant equity awards to our NEOs during the first quarter of each year. We do not engage in the practice of timing grants with the release of non-public information. In 2020, we did not grant any stock options or other stock-based compensation other than restricted stock described herein.

Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits the deductibility of compensation paid to a public company’s “covered employees” (as defined by Section 162(m), generally, our current and former named executive officers) to $1 million per covered employee during any fiscal year.

Prior to enactment of the legislation known as the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), the $1 million deduction limit did not apply to compensation that was “performance-based.” The Tax Act repealed the exemption from Section 162(m)’s deduction limit for performance-based compensation. However, the Tax Act provided transition relief for certain arrangements in effect on November 2, 2017 and not modified in any material respect on or after that date. Future compensation paid to our NEOs in excess of $1 million may not be deductible unless it qualifies for transition relief.

The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards executives essential to our success. The Compensation Committee believes that compensation for our executive officers should be managed in accordance with the objectives outlined in our compensation philosophy and in the best overall interests of our stockholders, and generally will continue to emphasize performance-based compensation. The Compensation Committee considers deductibility to be only one factor in determining executive compensation, and will maintain the flexibility to award compensation that it determines to be consistent with our objectives, even if the awards are not fully tax deductible. The Compensation Committee maintains the discretion to authorize compensation in excess of $1 million to NEOs that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the Company and our stockholders, and expects to continue that practice in the future.

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Compensation Discussion & Analysis

Tax Gross-Ups

We do not provide tax gross-ups for perquisites provided to our NEOs or for excise tax applied pursuant to Section 280G of the Code, and none of our NEOs received a tax gross-up for any benefits in 2020.

Stock Ownership Guidelines

The Compensation Committee has established a Stock Ownership Policy for Executive Officers for the purpose of requiring executives to hold our common stock in a multiple of base salary to strengthen their alignment with the interests of our stockholders and to promote achievement of long-term business objectives:

Position	Stock Ownership Level
Chief Executive Officer	5 times base salary
Chief Financial Officer	3 times base salary
Chief Operating Officer	3 times base salary
Chief Accounting Officer and Treasurer	1 times base salary
President, External Affairs	1 times base salary
Senior Vice President, Finance & Investor Relations	1 times base salary

The following shares qualify for purposes of the ownership requirement: shares owned by the executive or held jointly with a spouse; shares held in a trust established for the benefit of the executive or his or her family; and shares of unvested restricted stock, excluding performance-based shares for which the performance metric has not been met. If an executive chooses to meet the ownership requirement using unvested shares of common stock issued under the Company’s incentive plan, the stock is valued for purposes of meeting the requirement at the greater of the closing price on the grant date or closing price on the date on which ownership is measured (the last trading day of the year of measurement), unless the Compensation Committee determines that the closing price on the measurement date is not representative. Once an executive has satisfied the ownership requirement, a decrease in share price in the absence of a sale of shares by the executive will not result in noncompliance with the policy. An executive has five years from the date of his or her first being named as an executive officer to meet this requirement, or if later, the date of an increase in the number of shares required to be held (e.g., due to an increase in salary). If an executive officer does not meet the ownership requirement at a measurement date, the executive is prohibited from selling any of our common stock, and fifty percent (50%) of his or her annual incentive bonus will be paid in the form of common stock in lieu of cash. All of our executive officers currently own shares in excess of the requirements.

Recoupment Policy

The Board of Directors has adopted an incentive compensation and other compensation recoupment policy, or “clawback” policy, the purpose of which is to deter our executives from taking actions that could potentially harm the Company and our stockholders. The clawback policy applies to all incentive cash and equity compensation awards (and all other compensation) granted on or after the effective date of the policy to any current or former executive officer, including our named executive officers. Under the policy, if we are required to restate our financial statements due to material noncompliance with financial reporting requirements under the securities laws where the restatement was caused, or substantially caused, by the intentional misconduct of the executive officer, then the amount, if any, of the incentive-based cash and equity compensation paid during the three-year period preceding the restatement in excess of what would have been paid under the restatement is subject to recoupment.

In addition, if the Compensation Committee reasonably determines that an executive officer has engaged in grossly negligent or intentional misconduct that was a significant contributing factor to an accounting restatement, any significant increase in the value of such executive’s incentive compensation or any substantial financial or reputational harm to the Company, the Compensation Committee may (i) recover any incentive-based cash and

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equity compensation awards or other compensation of any kind granted on or after the effective date of the policy and paid prior to the date of determination, (ii) cancel any compensation of any kind not paid or otherwise settled prior to the date of the determination, and (iii) withhold or eliminate any compensation of any kind that could be paid or awarded after the date of determination. The Compensation Committee may also dismiss the executive officer, authorize legal action against him or her for breach of fiduciary duty or other violation of law, and/or take such other action as the Compensation Committee may deem appropriate.

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Executive Compensation

EXECUTIVE COMPENSATION

Executive Compensation Tables

Summary Compensation Table

The following table contains information regarding the compensation paid to or earned by each of our named executive officers during the three most recently completed fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey W. Edwards President, Chief Executive Officer and Chairman	2020	720,539	–	2,502,713	862,650	11,473	4,097,375
	2019	674,231	–	1,999,972	721,393	29,656	3,425,252
	2018	660,000	–	1,814,955	589,545	29,771	3,094,271
Michael T. Miller Executive Vice President and Chief Financial Officer	2020	353,731	–	875,969	335,475	22,486	1,587,661
	2019	337,500	–	699,997	280,542	25,892	1,343,911
	2018	336,346	–	679,944	218,350	23,038	1,257,678
Jay P. Elliott Chief Operating Officer	2020	423,846	–	938,488	419,344	17,062	1,798,740
	2019	395,673	–	749,984	350,677	19,216	1,515,550
	2018	385,000	–	699,952	296,956	20,951	1,402,859
W. Jeffrey Hire President, External Affairs	2020	335,038	–	140,804	119,813	30,389	626,044
	2019	307,115	–	114,992	100,193	17,650	539,951
	2018	299,152	–	162,077	65,505	9,445	536,179
Jason R. Niswonger Senior Vice President, Finance & Investor Relations	2020	313,423	–	134,622	119,813	16,442	584,300
	2019	287,115	50,000	109,971	100,193	20,420	567,700
	2018	271,346	–	89,938	69,872	21,815	452,971

(1)	This amount represents a discretionary bonus paid to Mr. Niswonger for his performance in 2019 related to completion of an offering our 5.75% Senior Notes and our asset based lending facility.

(2)

Amounts in this column for 2020 represent the aggregate grant date fair value of performance-based restricted stock awards granted February 19, 2020 based on 2019 performance, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718). The grant date fair value was determined by multiplying the number of shares of the underlying common stock by the closing price of $77.28 on the grant date. See “2020 Performance-Based Incentive Equity Awards” above, “Grants of Plan-Based Awards for 2020” and “Potential Payments Upon Termination or Change in Control” below for more information concerning the performance-based restricted stock awarded in 2020.

(3)

Amounts in this column represent the performance-based annual cash incentives earned in the applicable fiscal year. The amounts reported for 2020 were not actually paid to Messrs. Edwards, Miller and Elliott, who agreed in advance to waive their 2020 performance-based cash awards to assist funding awards made by the Foundation. Despite the fact that the performance metric was satisfied at 106.5% of target, Messrs. Edwards, Miller and Elliott received a payout of $0, $0 and $0, respectively, with the waived amounts of $862,650, $335,475 and $419,344, respectively, being used to assist in funding awards made by the Foundation. See “2020 Performance-Based Incentive Cash Awards” above for more information.

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(4)	The following table describes each component of the “All Other Compensation” column for 2020:

Name	Company Car ($)	Company Paid Car Insurance ($)	Company Paid Parking ($)	401(K) Match ($)	Company Paid Mobile Phone ($)	All Other Compensation ($)
Jeffrey W. Edwards	4,828	2,010	–	1,534	3,101	11,473
Michael T. Miller	15,451	2,010	–	4,204	821	22,486
Jay P. Elliott	7,723	2,010	1,920	3,709	1,700	17,062
W. Jeffrey Hire	22,276	597	1,920	4,875	722	30,389
Jason R. Niswonger	9,577	2,010	1,920	2,259	676	16,442

Grants of Plan-Based Awards for 2020

The following table contains information regarding grants of plan-based incentive awards granted to each of our NEOs for 2020 under our 2014 Omnibus Incentive Plan:

		Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey W. Edwards	–	648,000	810,000	–
Performance-Based	2/19/2020				24,326	30,408	–	2,502,713
Michael T. Miller	–	252,000	315,000	–
Performance-Based	2/19/2020				8,514	10,643	–	875,969
Jay P. Elliott	–	315,000	393,750	–
Performance-Based	2/19/2020				9,122	11,403	–	938,488
W. Jeffrey Hire	–	90,000	112,500	–
Performance-Based	2/19/2020				1,369	1,711	–	104,804
Jason R. Niswonger	–	90,000	112,500	–
Performance-Based	2/19/2020				1,309	1,636	–	134,622

(1)

The amounts shown reflect the threshold and target amounts that each named executive officer was eligible to receive for 2020 based on achievement of the Adjusted EBITDA performance target established by the Compensation Committee. No maximum award was established. Actual payouts are reported in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” The material terms of the 2020 non-equity incentive awards are described above under “2020 Performance-Based Incentive Cash Award.” A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure may be found under the heading “Additional Information – Use of Non-GAAP Financial Measures.” Despite the fact that the performance metric was satisfied at 106.5% of target, Messrs. Edwards, Miller and Elliott received a cash incentive award payout of $0, $0 and $0, respectively, with the waived amounts of $862,650, $335,475 and $419,344, respectively, being used to assist in funding awards made by the Foundation.

(2)

The amounts shown reflect the threshold and target amounts that each named executive officer was eligible to receive for 2020 based on achievement of the Adjusted EBITDA performance target established by the Compensation Committee. No maximum award was established. Actual payouts are reported in footnote 2 to the Summary Compensation Table. The material terms of the 2020 equity incentive awards are described above under “2020 Performance-Based Incentive Equity Awards.” A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure may be found under the heading “Additional Information – Use of Non-GAAP Financial Measures.”

(3)	The grant date fair value was determined by multiplying the closing price of the Company’s common stock on February 19, 2020 by the number of shares awarded.

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Executive Compensation

Outstanding Equity Awards Table

The following table contains information regarding outstanding equity awards held by each of our NEOs as of December 31, 2020:

			Stock Awards
Name		Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock that Have Not Vested (#)(1)
Jeffrey W. Edwards	(2)	2/21/2018	12,082	1,231,518
	(3)	2/26/2019	43,896	4,474,319
	(4)	2/19/2020			32,385	3,301,003
Michael T. Miller	(2)	2/21/2018	4,526	461,335
	(3)	2/26/2019	15,364	1,566,053
	(4)	2/19/2020			11,335	1,155,377
Jay P. Elliott	(2)	2/21/2018	4,659	474,892
	(3)	2/26/2019	16,461	1,677,870
	(4)	2/19/2020			12,144	1,237,838
W. Jeffrey Hire	(2)	2/21/2018	665	67,783
	(5)	4/10/2018	369	37,612
	(3)	2/26/2019	2,524	257,271
	(6)	11/3/2020	10,596	1,080,050
	(4)	2/19/2020			1,822	185,716
Jason R. Niswonger	(2)	2/21/2018	598	60,954
	(3)	2/26/2019	2,414	246,059
	(7)	4/16/2020	13,694	1,395,829
	(5)	2/19/2020			1,742	177,562

(1)	The market value of unvested stock was determined by multiplying the closing price of the Company’s common stock on December 31, 2020 ($101.93) by the number of shares.

(2)	Although the performance criteria was satisfied for the 2018 performance period, the shares remain subject to a vesting schedule. The shares vest April 20, 2021.

(3)

Although the performance criteria was satisfied for the 2019 performance period, the shares remain subject to a vesting schedule. The shares vest in two equal installments (rounded to the nearest whole share) on April 20, 2021 and 2022.

(4)

Although the performance criteria was satisfied for the 2020 performance period, the shares remain subject to a vesting schedule. The shares vest in two equal installments (rounded to the nearest whole share) on April 20, 2022 and 2023.

(5)	Shares awarded April 10, 2018, which vest April 20, 2021.

(6)	Shares awarded November 3, 2020, which vest April 20, 2023.

(7)	Shares awarded April 16, 2020, which vest April 20, 2023.

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Stock Vested as of December 31, 2020

The following table contains information on equity awards held by our NEOs that vested in 2020:

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jeffrey W. Edwards	39,840	1,545,394
Michael T. Miller	14,887	577,467
Jay P. Elliott	13,705	531,617
W. Jeffrey Hire	1,434	55,625
Jason R. Niswonger	1,639	63,577

(1)	The value realized on vesting was determined by multiplying the closing price of our common stock on the vesting date of April 20, 2020 ($38.79) by the number of shares vested.

Pension Benefits

We do not provide any qualified or nonqualified defined pension benefit plans for our NEOs. The Compensation Committee may elect to adopt such plans in the future if it determines that doing so best serves the Company and our stockholders.

Non-Qualified Deferred Compensation

Effective January 1, 2020, we adopted an unfunded non-qualified deferred compensation plan to allow our executive officers and other highly compensated employees to defer a portion of their eligible compensation above the limits in our 401(k) plan. The Company adopted a “rabbi trust” to fund benefits under the plan, which is an irrevocable trust, but is subject to the claims of the Company’s creditors. Under the terms of the plan, eligible individuals, including our named executive officers, may annually elect to defer a portion of eligible compensation, primarily base salary, commission and annual cash bonuses. Deferral elections are irrevocable once made and remain in effect for the calendar year of the election. The Company may elect to provide a discretionary matching contribution or a discretionary non-elective contribution in any year. Participants are immediately vested in contributions and earnings from contributions. Company matches and non-elective contributions and associated earnings vest after three years of service (except in the event of a change in control or when the participant reaches age 65, in which case both Company matches and non-elective contributions vest immediately). Participants may elect among a number of distribution options, including (i) either lump sum or payments over two to ten years upon separation from service; and (ii) lump sum or payments over two to ten years of all or a portion of the amount deferred in a given year, after at least three years following the year of deferral.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Jeffrey W. Edwards	–	–	–	–	–
Michael T. Miller	–	–	–	–	–
Jay P. Elliott	–	–	–	–	–
W. Jeffrey Hire	–	–	–	–	–
Jason R. Niswonger	9,403	–	1,616	–	11,019

(1)	Mr. Niswonger’s contribution of $9,403 is included in the “Base Salary” column of the Summary Compensation Table.

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Executive Compensation

Employment Agreements, Severance and Change in Control Benefits

Employment Agreement with Jeffrey W. Edwards

Prior to November 1, 2013, Mr. Edwards served as a consultant and non-employee officer to the Company. On November 1, 2013, we entered into an employment agreement with Mr. Edwards pursuant to which he agreed to continue to serve as our Chief Executive Officer and President for an initial employment term through November 1, 2016, with automatic one-year renewals, unless either party provides at least 90 days’ prior notice of non-renewal. The agreement provides Mr. Edwards with a minimum annual base salary of $600,000, subject to adjustment by the Compensation Committee, and an opportunity to participate in our annual incentive programs, as well as our employee benefit plans and programs in effect from time to time.

Mr. Edwards’ employment agreement was amended on November 1, 2016 to extend his initial employment term to November 1, 2019 and to provide that Mr. Edwards must give 90 days’ prior written notice of a voluntary termination of employment without “Good Reason” (as defined in the employment agreement). The agreement was further amended on November 1, 2019 to extend Mr. Edwards’ employment term to November 1, 2022. The agreement was amended and restated on April 15, 2021 to extend Mr. Edwards’ employment term to April 15, 2024, to provide that Mr. Edwards must give 180 days’ prior written notice of a voluntary termination of employment without “Good Reason” (as defined in the employment agreement), to provide for a reduction in severance payments that would exceed tax laws governing parachute payments and to modify certain of Mr. Edwards’ severance payments.

Mr. Edwards is required to devote the amount of his business time necessary to conduct Company business and affairs, and to use his best efforts to perform faithfully his duties and responsibilities as our Chief Executive Officer and President. However, to the extent such activities do not create a conflict of interest or substantially interfere with the performance of Mr. Edwards’ duties and responsibilities to the Company, he may (i) manage his personal and family financial and legal affairs, (ii) participate in charitable, civic, educational, professional, community and industry affairs (including serving on boards or committees of such entities), (iii) serve on the boards of the Salvation Army and the Columbus Museum of Art and (iv) continue to engage in non-competitive operational activities for a real estate development business in which he participated prior to entering into his employment agreement.

Mr. Edwards is entitled to receive certain severance benefits in the event of termination of his employment by us without “Cause” or if Mr. Edwards terminates his employment for “Good Reason,” in each case as defined in the employment agreement. See “Potential Payments Upon Termination or Change in Control” below for a summary of these severance benefits. In the event of Mr. Edwards’ termination for any reason, we are required to pay him for his accrued and unpaid vacation as of the date of termination.

While employed and for two years after termination of his employment, Mr. Edwards is subject to non-competition, customer and employee non-solicitation and confidentiality restrictions that last during his employment and thereafter.

Potential Payments Upon Termination or Change in Control

As described above in “Employment Agreement with Jeffrey W. Edwards,” we have an employment agreement with Mr. Edwards that provides certain benefits in the event of a termination of his employment under certain circumstances. None of our other named executive officers are entitled to benefits (other than vested benefits and awards) upon a resignation, termination or a change in control, except that if an NEO’s employment is terminated due to retirement or disability, the Compensation Committee may, in the exercise of its discretion, determine to accelerate vesting of restricted stock awards and to waive any limitations placed on performance-based cash awards. If an NEO’s employment is terminated due to the executive’s death, all earned but unvested restricted stock awards automatically vest in full. Our 2014 Omnibus Incentive Plan does not provide for automatic acceleration of vesting of any incentive-based awards in the event of a change in control.

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Executive Compensation

Payments upon Termination of Mr. Edwards without Cause or Resignation for Good Reason

If we terminate Mr. Edwards without Cause or Mr. Edwards terminates his employment for Good Reason, then subject to his compliance with certain restrictive covenants and upon his signing a release of claims, we are required to pay Mr. Edwards (i) base salary continuation payments for 18 months; (ii) any earned but unpaid or unissued annual incentive cash bonus or restricted stock award with respect to the performance year prior to the year of termination; and (iii) a lump sum cash payment equal to 1.5 times the dollar value of the total target performance-based cash award (“Target Award”) established by the Compensation Committee for the year of termination. If termination occurs within two years following a change in control (other than as a result of a sale of all of Mr. Edwards’ equity interests in the Company), then Mr. Edwards is entitled to receive the severance benefits described in the foregoing sentence, except that base salary continuation payments will be made for 24 months and the lump sum cash payment is 2.0 times the Target Award.

“Cause” generally means: (i) conviction of or a plea of guilty to a felony; (ii) willful commission of an act of fraud, dishonesty or other willful misconduct in the course of Mr. Edwards’ duties having a significant adverse effect on the Company; (iii) willful failure to perform prescribed duties after the Company has delivered a written demand for performance; or (iv) any material breach by Mr. Edwards of the employment agreement that remains uncured for 30 days.

“Good Reason” generally means any of the following events with respect to Mr. Edwards occurring without his consent: (i) a material diminution in base salary; (ii) a material diminution in duties, authorities or responsibilities; (iii) a relocation of a primary work location by more than 50 miles; or (iv) any material breach by the Company of the employment agreement.

The following table shows the value of the termination payments Mr. Edwards would receive if (i) we terminated him without Cause or he terminated his employment for Good Reason, and (ii) we terminated him without Cause or he terminated his employment for Good Reason following a change in control, in each case on December 31, 2020, excluding distributions under our 401(k) plan and any additional benefits generally available to our salaried employees:

Name	Termination Without Cause or for Good Reason ($)	Termination Without Cause or for Good Reason in Connection with Change in Control ($)
Jeffrey W. Edwards
Base Salary Continuation	1,071,000	1,428,000
Target Cash Incentive	1,215,000	1,620,000
Total	2,286,000	3,048,000

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Executive Compensation

Payments to NEOs upon Death, Retirement or Disability

The following table summarizes the value of unvested restricted stock that would vest in the event of an NEO’s death, assuming such death occurred on December 31, 2020. The value was determined by multiplying the closing price of our common stock on December 31, 2020 ($101.93) by the number of shares that would have vested on such date.

Name	Unvested Restricted Stock ($)
Jeffrey W. Edwards	9,006,841
Michael T. Miller	3,182,764
Jay P. Elliott	3,390,600
W. Jeffrey Hire	1,628,434
Jason R. Niswonger	1,880,405

If an NEO’s employment is terminated due to death, retirement or disability, the Compensation Committee may also, in the exercise of its discretion, determine to waive any limitations placed on performance-based incentive cash awards.

Chief Executive Officer Pay Ratio

The Dodd-Frank Reform and Consumer Protection Act requires that we provide information about the ratio of the annual total compensation of our employees (other than our CEO) to the annual total compensation of our CEO, Mr. Edwards. For 2020:

•	the annual total compensation of our median employee was $49,651.62 (annualized);
•	the annual total compensation of our CEO was $4,097,375; and
•	the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 83 to 1.

We believe it is important to note that the compensation of Mr. Edwards shown in the “Total” column of the Summary Compensation Table includes an annual incentive amount of $862,650 that Mr. Edwards elected not to receive and directed to assist in funding programs under our Foundation. Taking into account Mr. Edwards’ decision to redirect his 2020 annual incentive payment, our CEO’s annual compensation would be $3,234,725 for 2020, which would have produced a ratio of approximately 65 to 1.

The methodology and the material assumptions, adjustments, and estimates that we used for this calculation were as follows:

We determined that, as of our testing date of December 31, 2020, our employee population consisted of approximately 8,286 employees, including our CEO. After taking into consideration the adjustments permitted by Regulation S-K (by excluding 157 employees), our measurable employee population was approximately 8,129 individuals. All of our employees are located in the United States.

With respect to the annual total compensation used to determine our “median employee,” we used a consistently applied compensation measure, which we applied separately for salaried and hourly employees. For salaried employees, we used base salary rate. For hourly employees, we estimated annual wages based on hourly wage rate and normal weekly schedule. For piece rate employees, we used earned production wages. For salespersons, wages included commissions. We annualized the compensation of employees who were employed on our December 31, 2020 testing date, but who worked less than a full year.

Once we identified our median employee, we combined all of the elements of the employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of

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Executive Compensation

$49,652. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table, and as adjusted in the manner described above.

We believe the ratios referenced above are reasonable estimates calculated in accordance with Regulation S-K Item 402(u), which allows the use of a variety of assumptions, adjustments, methodologies and estimates. The ratios may not be comparable to the ratios reported by our peer group or by any other company.

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Stock Ownership Information

STOCK OWNERSHIP INFORMATION

Stock Ownership Table

The following table shows the beneficial ownership of our common stock as of March 31, 2021 held by:

•	each person whom we know to beneficially own more than 5% of our outstanding common stock;
•	each director;
•	each named executive officer; and
•	all directors and executive officers as a group.

Unless otherwise indicated, the address of each executive officer and director is c/o Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215.

The number of shares of common stock “beneficially owned” is determined under certain SEC rules and is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes shares as to which the stockholder has sole or shared voting power or investment power and shares as to which the stockholder has the right to acquire beneficial ownership within 60 days after March 31, 2021, including shares that could be purchased by the exercise of options or warrants. Unless otherwise indicated, to our knowledge all persons named in the table have sole voting and investment power with respect to their shares of our common stock. Each stockholder’s percentage ownership is based on 29,689,201 shares of common stock outstanding as of March 31, 2021.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% Stockholders:
BlackRock, Inc.(1)	3,663,039	12.3%
PJAM IBP Holdings, Inc.(2)	3,577,819	12.1%
The Vanguard Group, Inc.(3)	2,409,823	8.1%
BAMCO, Inc.(4)	1,923,973	6.5%
Installed Building Systems, Inc.(2)	1,641,194	5.5%
Directors and Named Executive Officers:
Margot L. Carter(5)	7,693	*
Jeffrey W. Edwards(2)(6)	5,876,763	19.8%
Jay P. Elliott(7)	43,883	*
W. Jeffrey Hire(8)	45,458	*
Lawrence A. Hilsheimer(5)	23,265	*
Janet E. Jackson(5)	10,395	*
David R. Meuse(9)	1,527	*
Michael T. Miller(10)	111,953	*
Jason R. Niswonger(11)	21,730	*
Michael H. Thomas(5)	13,847	*
Vikas Verma(12)	19,327	*
Directors and Executive Officers as a Group (12 persons)	6,183,051	20.8%

*	Less than 1%

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Stock Ownership Information

(1)

Information reported is based on a Schedule 13G/A, as filed with the SEC on January 27, 2021, reporting beneficial ownership as of December 31, 2020, in which BlackRock, Inc. reported sole voting power over 3,631,530 shares of our common stock and sole dispositive power over 3,663,039 shares of our common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Information reported is based on a Schedule 13G/A as filed with the SEC on January 29, 2021, reporting beneficial ownership as of December 31, 2020, as updated by the Form 4s as filed with the SEC on February 24, 2021 and March 16, 2021, in which PJAM IBP Holdings, Inc. (“PJAM”) and IBP Holding Company, the sole shareholder of PJAM, reported shared voting and dispositive power over 3,877,819 shares of our common stock, Installed Building Systems, Inc. (“IBS”) reported shared voting and dispositive power over 1,641,194 shares of our common stock and Jeffrey W. Edwards reported (i) sole voting and dispositive power over 105,141 shares of our common stock, (ii) shared voting and dispositive power over 6,144,378 shares of our common stock directly held by PJAM and IBS, and (iii) shared voting and dispositive power over 520,224 shares of our common stock held by Judson S. Millhon, Jr. as Trustee. Mr. Edwards disclaims any beneficial ownership of shares in which he does not have a pecuniary interest. The address for PJAM, IBP Holding Company, IBS and Jeffrey W. Edwards is 495 South High Street, Suite 150, Columbus, OH 43215.

(3)

Information reported is based on a Schedule 13G/A as filed with the SEC on February 10, 2021, reporting beneficial ownership as of December 31, 2020, in which The Vanguard Group reported shared voting power over 53,464 shares of our common stock, sole dispositive power over 2,337,919 shares of our common stock and shared dispositive power over 71,904 shares of our common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Information reported is based on a Schedule 13G/A as filed with the SEC on February 12, 2021, reporting beneficial ownership as of December 31, 2020, in which BAMCO, Inc. reported shared voting and dispositive power over 1,923,973 shares of our common stock, Baron Capital Group, Inc. and Robert Baron reported shared voting and dispositive power over 1,973,866 shares of our common stock, Baron Capital Management, Inc. reported shared voting and dispositive power over 49,893 shares of our common stock and Baron Small Cap Fund reported shared voting and dispositive power over 1,675,000 shares of our common stock. BAMCO, Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. and Ronald Baron owns a controlling interest in Baron Capital Group, Inc. The address for BAMCO, Inc., Baron Capital Group, Inc., Baron Capital Management, Inc. and Ronald Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(5)	Includes 1,211 shares of restricted stock that vest on May 27, 2021.

(6)

Includes 12,082 shares of restricted stock that vest on April 20, 2021, 43,896 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2021 and 2022, and 32,385 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2022 and 2023, generally subject to Mr. Edwards’ continued employment on the applicable vesting date. These shares of restricted stock are included in the 105,141 shares reflected in note (1) with respect to which Mr. Edwards has sole voting and dispositive power.

(7)

Includes 4,659 shares of restricted stock that vest on April 20, 2021, 16,461 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2021 and 2022, and 12,144 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2022 and 2023, generally subject to Mr. Elliott’s continued employment on the applicable vesting date.

(8)

Includes 369 shares of restricted stock that vest on April 20, 2021, 665 shares of restricted stock that vest on April 20, 2021, 2,524 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on April 20, 2021 and 2022, 10,596 shares of restricted stock that vests on April 20, 2023 and 1,822 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2022 and 2023, generally subject to Mr. Hire’s continued employment on the applicable vesting date.

(9)	Represents 1,527 shares of restricted stock that vest on May 27, 2021.

(10)

Includes 4,526 shares of restricted stock that vest on April 20, 2021, 15,364 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2021 and 2022, and 11,335 shares

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Stock Ownership Information

of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2022 and 2023, generally subject to Mr. Miller’s continued employment on the applicable vesting date. Includes 80,728 shares of common stock held by a trust of which Mr. Miller is the sole trustee and sole beneficiary and exercises sole voting and investment power.

(11)

Includes 598 shares of restricted stock that vest on April 20, 2021, 2,414 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2021 and 2022, 13,694 shares of restricted stock that vests on April 20, 2023 and 1,742 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2022 and 2023, generally subject to Mr. Niswonger’s continued employment on the applicable vesting date.

(12)

Includes 185 shares of restricted stock that vest on April 20, 2021, 760 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2021 and 2022, and 3,382 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of April 20, 2021, 2022 and 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC reports of their initial stock ownership as well as changes in their stock ownership. Based on our review of the reports submitted to the SEC on EDGAR or otherwise furnished to us, we believe that in 2020 our directors, executive officers and persons who beneficially own more than ten percent of our common stock who were subject to Section 16(a) timely met all applicable filing requirements except as follows: Form 4s filed one day late on June 2, 2020 by each of Margot L. Carter, Lawrence A. Hilsheimer, Janet E. Jackson, David R. Meuse and Michael H. Thomas reporting the grant of restricted stock on May 28, 2020.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information regarding the shares of our common stock issuable under our 2014 Omnibus Incentive Plan as of December 31, 2020. The plan authorizes the grant of stock options, stock appreciation rights, stock equivalent units, restricted stock, restricted stock units, bonus awards, performance shares, performance units and other stock-based awards. The aggregate number of shares of our common stock initially reserved for issuance under the plan was 3,000,000. As of December 31, 2020, there were 520,039 shares issuable pursuant to outstanding restricted stock awards granted under the plan, and 13,273 shares issuable pursuant to outstanding restricted stock units granted under the plan. No other equity-based awards have been issued.

Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)
Equity compensation plans approved by security holders:
2014 Omnibus Incentive Plan	1,971,887
Equity compensations not approved by stockholders	–
Total	1,971,887

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Certain Relationships and Related-Party Transactions

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Jeff Edwards, Peter Edwards Jr., Anne Edwards and Michael Edwards, and the investment entities through which they directly and indirectly beneficially own shares of our common stock, are referred to throughout this section as the Edwards Investors. Peter Edwards Jr., Anne Edwards and Michael Edwards are the siblings of Jeff Edwards.

Affiliate Sales

Certain of our operating subsidiaries install building products in the ordinary course of their businesses to entities affiliated with certain of our directors and executive officers. These transactions are performed on terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party. In 2020, these sales were to:

•	Edwards Investors affiliates: $551,324.
•

M/I Homes, Inc. and its affiliates, for which Mr. Schottenstein, a director until March 18, 2020, is the Chief Executive Officer: $3.2 million. In connection with these sales, M/I Homes and its affiliates participated in one of our customer rebate programs pursuant to which we issued M/I Homes a rebate in the amount of $156,364.

Real Property Leases

Prior to May 2017, we leased our headquarters in Columbus, Ohio from an entity affiliated with the Edwards Investors. In May 2017, the property was sold to an unrelated third party and our headquarters building is now under a master lease between the new owner and The Edwards Companies, LLC, an entity affiliated with the Edwards Investors, to which we pay rent payments. Base rent payments for 2020 were $462,074.

We lease two branch locations in Columbus, Ohio from Peter H. Edwards, an immediate family member of the Edwards Investors. Base rent payments for 2020 were $144,230 and $78,178, respectively.

We lease four locations – two in Marietta, Georgia, one in Charlotte, North Carolina and one in Universal City, Texas — from entities in which Vikas Verma, one of our directors, has a 75% interest. Base rent payments for 2020 were $172,891, $65,564, $80,073 and $165,156, respectively.

In each case under the applicable lease, we are also obligated to pay our proportionate share of certain common area maintenance charges, taxes, insurance premiums and other costs of operation, depending on the terms of the lease.

Estimating Agreement

In 2020, Alpha Insulation and Water Proofing Company and Alpha Insulation and Water Proofing, Inc., two of our subsidiaries, were parties to an Independent Contract Agreement for job estimating services with an entity in which Vikas Verma, one of our directors, has a 75% interest. In 2020, the annual fee under this agreement was $648,000, subject to adjustment if the number of estimating jobs exceeded a prescribed amount. Payments in 2020 under this contract totaled $653,000. The contract automatically renews from year to year unless either party provides notice of termination at least 180 days in advance of the expiration date.

Aircraft Lease

In 2019, we entered into an aircraft lease agreement with an affiliate of the Edwards Investors, pursuant to which we lease the use of an aircraft for business travel on a non-priority basis. The lease agreement automatically renews every 29 days unless terminated on ten days’ notice by either party. The lease counterparties are affiliates of the Edwards Investors. In 2020, lease payments, including for operating expenses, totaled $140,513.

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Certain Relationships and Related-Party Transactions

Purchase of Goods

Our installers use N-95 face masks daily in our installation operations. During 2020, there was a shortage of N-95 masks due to increased demand as a result of COVID-19. Due to the short supply, we purchased KN-95 masks in 2020 for use by our branches from Greif, Inc., an affiliate of Mr. Hilsheimer, who is one of our directors and the Chief Financial Officer of Greif, Inc.. In 2020, those purchases totaled $185,066. The sales were made on terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party.

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted a Related-Party Transaction Policy (“Policy”) for the review and approval or ratification of certain related-party transactions. The Policy is administered by the Audit Committee with the assistance of our General Counsel, Chief Financial Officer and Chief Accounting Officer.

The Policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which:

•	the Company or one of our subsidiaries is a participant;
•	the amount involved exceeds $120,000; and
•	a Related Party (as defined below) had, has or will have a direct or indirect material interest.

Any transaction meeting these criteria is a “Related-Party Transaction.”

Under the Policy, a “Related Party” is any person who: (i) is, or, at any time since the beginning of our last fiscal year, was, a director, executive officer or director nominee, or an immediate family member of any such person; or (ii) is known by us to be the beneficial owner of more than 5% of our common stock, or an immediate family member of such person.

Prior to entering into a potential Related-Party Transaction, the Related Party (or the director, executive officer, nominee or 5% beneficial owner whose immediate family member is the Related Party) or any member of management aware of the transaction must provide notice of the facts and circumstances of the proposed transaction to our General Counsel, Chief Financial Officer or Chief Accounting Officer, who will assess whether the proposed transaction is subject to the Policy. If it is determined that the proposed transaction is a Related-Party Transaction, it is submitted to the Audit Committee for consideration at its next meeting. If it is not practicable or desirable to wait until the next Audit Committee meeting, the transaction may be submitted to the Chair of the Audit Committee for consideration (with any action taken by the Chair reported to the Audit Committee at its next regular meeting).

When considering a proposed Related-Party Transaction, the Audit Committee reviews all of the relevant available facts and circumstances, including:

•	the benefits of the transaction to the Company;
•	any impact on a director’s independence;
•	the availability of other sellers or purchasers of comparable products or services;
•	the terms of the transaction;
•	whether the transaction is on terms comparable to those obtainable in an arm’s-length transaction with an unrelated party; and
•	the extent of the Related Party’s interest in the transaction.

The Audit Committee will approve a Related-Party Transaction if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders. No member of the Audit Committee may participate in the consideration or approval of a transaction as to which he or she or any member of his or her immediate family is the Related Party.

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Certain Relationships and Related-Party Transactions

If a director or a member of management becomes aware of a Related-Party Transaction that has not been approved by the Audit Committee, he or she must promptly notify our General Counsel, Chief Financial Officer or Chief Accounting Officer. If the transaction is pending or ongoing, it is submitted to the Audit Committee for review, and the Audit Committee will consider the relevant facts and circumstances and evaluate all options, including ratification, amendment or termination of the transaction. If the transaction is completed, the Audit Committee will determine if rescission of the transaction and/or disciplinary action is appropriate.

At least annually, the Audit Committee reviews all ongoing Related-Party Transactions that have a remaining term of more than six months. Based on the facts and circumstances and taking into consideration our contractual obligations, the Audit Committee will determine if it is in the best interests of the Company and our stockholders to continue, modify or terminate the Related-Party Transaction.

The Audit Committee is updated on the status of Related-Party Transactions at each of its regular meetings. All of the transactions described in this section were approved by the Audit Committee in accordance with the Policy.

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Stockholder Proposals for the 2022 Annual Meeting

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Pursuant to SEC rules, if a stockholder wishes to present a proposal to be included in our proxy statement for our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), the proposal must be received in writing by our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215 no later than December 17, 2021. Any such proposal may be included in our 2022 proxy statement if it complies with SEC rules.

In order to nominate a candidate for director at our 2022 Annual Meeting or to bring any other business before the 2022 Annual Meeting not to be included in our proxy statement, stockholders must comply with our Bylaws, which provide that stockholders wishing to nominate a candidate for director or to bring any other business before the 2022 Annual Meeting must provide notice no earlier than the close of business on January 27, 2022, and no later than the close of business on February 28, 2022. If the 2022 Annual Meeting is more than 30 days before, or more than 70 days after, the anniversary of this Annual Meeting, then notice must be received no earlier than the close of business 120 days prior to the 2022 Annual Meeting and no later than the close of business 90 days prior to the 2022 Annual Meeting (or 10 days following the date on which we publicly disclose the date of the 2022 Annual Meeting). If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, proxies solicited by the Board for the 2022 Annual Meeting will confer discretionary authority to vote on such proposal if the matter is raised at the Annual Meeting. All stockholder nominations and proposals must set forth the information specified in our Bylaws and must be submitted in writing to our Corporate Secretary, Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215.

Under our Bylaws, if the number of directors to be elected at an annual meeting of stockholders is increased and we do not make a public announcement naming the nominees for the additional directorship(s) at least 100 days prior to the anniversary of the previous year’s annual meeting, a stockholder nomination with respect to the additional directorship(s) shall be considered timely if delivered to our Corporate Secretary no later than 10 days following the date when we publicly announce the increase in the number of directors.

A copy of our Bylaws may be obtained without charge from our Corporate Secretary at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, or may be found on our website at www.installedbuildingproducts.com under the “Investors” section. A nomination or proposal that does not comply with our Bylaws and/or applicable SEC rules will be disregarded or excluded from our proxy materials in accordance with applicable SEC rules. Compliance with the above procedures does not necessarily require us to include the proposed nominee or proposal in our proxy materials. We reserve the right to omit from our proxy statements any proposals that we are not required to include under applicable SEC rules. Please carefully review our Bylaws and applicable SEC rules prior to submitting any nominations or proposals.

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Additional Information

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted a “householding” rule concerning the delivery of proxy materials. It permits us, with your permission, to send a single set of proxy materials to any household at which two or more registered stockholders reside if we believe they are members of the same family. We intend to deliver only one copy of our proxy materials to multiple registered stockholders sharing the same address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver upon written or oral request a separate copy of our proxy materials to a stockholder at a shared address. A stockholder who wishes to receive a separate copy of our proxy materials, or wishes to stop receiving separate copies of such materials, may make a request by writing to Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY 40202 or by calling (781) 575-3100.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of our common stock, you may have received a householding notification from your broker, bank or other nominee. Please contact that organization if you have questions, require additional copies of our proxy materials or wish to revoke your decision to household.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report included in this Proxy Statement is “soliciting material,” and is not deemed filed with the SEC. Neither shall be deemed incorporated by reference into any prior or future filings made by us with the SEC irrespective of any general incorporation language, except to the extent that we specifically incorporate such information by reference. This Proxy Statement includes several website addresses, which are intended to provide textual references only. The information contained on or accessible through these websites is not part of this Proxy Statement.

Availability of SEC Filings, Code of Ethics and Committee Charters

Copies of our reports filed with the SEC on Forms 10-K, 10-Q and 8-K, including amendments, our Code of Business Conduct and Ethics, the charters of our Board committees and reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on our website at www.installedbuildingsproducts.com under the “Investors” section, or may be requested at no cost by telephone at (614) 221-3399, by email at InvestorRelations@installed.net or by mail at Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, Attention: Investor Relations Dept. A copy of our Annual Report is available without charge to our stockholders of record as of the record date upon written request to: Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, Attention: Investor Relations Dept.

Use of Non-GAAP Financial Measures

This proxy statement contains the non-GAAP financial measure of Adjusted EBITDA, which is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The reasons for the use of this measure and a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure and other information relating to this measure are included below.

Adjusted EBITDA measures performance by adjusting EBITDA for certain income or expense items that are not considered part of our core operations. We believe that this measure assists both management and the Compensation Committee in analyzing and benchmarking the performance and value of our business and the performance of our executive team.

We believe the Adjusted EBITDA measure is useful to us as a measure of comparative operating performance from period to period as it measures changes in pricing decisions, cost controls and other factors that impact

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Additional Information

operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing our general operating performance from period to period. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility. Although we use Adjusted EBITDA as a measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business.

($ in thousands)	2020	2019
Adjusted EBITDA:
Net income (GAAP)	$97,239	$68,159
Interest expense	30,291	28,104
Provision for income taxes	33,938	24,446
Depreciation and amortization	69,876	63,372
Miscellaneous non-operating income	(279)	–

EBITDA	231,065	184,081

Acquisition related expenses	2,765	2,058
Share based compensation expense	10,826	8,727
COVID-19 expenses(1)	914	–
Branch start-up costs	–	746
Legal settlement	–	1,200

Adjusted EBITDA	$245,570	$196,812

Adjusted EBITDA margin	14.9%	13.0%

(1)	Addback of employee pay, employee medical expenses and legal fees directly attributable to COVID-19.

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Other Matters

OTHER MATTERS

We are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Shelley A. McBride

General Counsel and Secretary

April 16, 2021

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INSTALLED BUILDING PRODUCTS | 495 South High Street, Suite 50 | Columbus, OH 43215 | (614) 221-3399

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/IBP or scan the QR code – You will need the number in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/IBP

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain
01 - Margot L. Carter	☐	☐	☐

02 - David R. Meuse	☐	☐	☐

03 - Michael H. Thomas	☐	☐	☐

				For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.				☐	☐	☐

3. To approve, on an advisory basis, the compensation of our named executive officers.				☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X

03FLYB

The 2021 Annual Meeting of Stockholders of Installed Building Products, Inc. will be conducted as a virtual meeting on

Thursday, May 27, 2021 at 10:00 a.m. Eastern Time, by means of a live webcast at www.meetingcenter.io/269787416.

To access the virtual meeting, vote your shares or submit questions during the virtual meeting,

you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – IBP2021.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/IBP

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/IBP

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors

Jeffrey W. Edwards and Michael T. Miller, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Installed Building Products, Inc. to be held on May 27, 2021 or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted:

•	FOR the election of Margot L. Carter, David R. Meuse and Michael H. Thomas as directors to serve for three-year terms;
•	FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021; and
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.